Exhibit 2

PLAN OF REORGANIZATION

OF

THE EQUITABLE BANK, S.S.B.

FROM A MUTUAL SAVINGS BANK

TO A MUTUAL HOLDING COMPANY

TABLE OF CONTENTS

Page

1.	Introduction	1
2.	Definitions	1
3.	Business Purposes for the Reorganization	6
4.	Method of Reorganization and Certain Effects of the Reorganization	7
5.	Conditions to Implementation of the Reorganization and Timing of the Reorganization	10
6.	Special Meeting of Members and Vote Required to Approve this Plan of Reorganization	11
7.	Articles of Incorporation and Bylaws	11
8.	Status of Deposit Accounts and Loans Subsequent to Reorganization	11
9.	Voting, Liquidation Rights and Running Proxies	12
10.	Minority Stock Offering	12
11.	Conversion of Mutual Holding Company to Stock Form	12
12.	Reorganization Expenses	13
13.	Interpretation	13
14.	Amendment or Termination of this Plan of Reorganization	13

Exhibit A	Stock Issuance Plan
Exhibit B	Plan of Merger
Exhibit C	Articles of Incorporation of Mutual Holding Company
Exhibit D	Bylaws of Mutual Holding Company
Exhibit E	Articles of Incorporation of Stock Holding Company
Exhibit F	Bylaws of Stock Holding Company
Exhibit G	Articles of Incorporation of Stock Savings Bank
Exhibit H	Bylaws of Stock Savings Bank
Exhibit I	Bank Branch Offices
Exhibit J	Form of Proposed Stock Certificate
Exhibit K	Form of Proposed Stock Order Form
Exhibit L	Estimate of Expenses

1.	Introduction

The Board of Directors of The Equitable Bank, S.S.B. (the “Bank”) has adopted this Plan of Reorganization pursuant to which the Bank proposes to reorganize into the mutual holding company structure pursuant to federal law and the laws of the State of Wisconsin and the regulations of the DFI, the FDIC and the Federal Reserve (the “Reorganization’). Upon consummation of the Reorganization, the Bank will become a stock savings bank.

A principal part of the Reorganization is (i) the formation of the Mutual Holding Company as a Wisconsin-chartered mutual holding company, (ii) the formation of the Stock Holding Company as a Maryland capital stock corporation that must be a majority-owned subsidiary of the Mutual Holding Company as long as the Mutual Holding Company is in existence, and (iii) the conversion of the Bank to the Stock Savings Bank, which will be a Wisconsin-chartered stock savings bank and a wholly owned subsidiary of the Stock Holding Company.

Contemporaneously with or immediately following the Reorganization and subject to the approval of the DFI, the FDIC and the Federal Reserve, the Stock Holding Company intends to issue approximately 45% of its Common Stock in a Stock Offering pursuant to a Stock Issuance Plan adopted by the Board of Directors of the Bank on September 6, 2018. The Stock Issuance Plan is attached hereto as Exhibit A and is incorporated herein by reference. The closing of the Stock Offering is expected to occur contemporaneously with or as soon as possible following the closing of the Reorganization.

The Reorganization is subject to the approval or non-objection of the Bank Regulators. The Plan of Reorganization has been approved by at least two-thirds of the members of the Board of Directors of the Bank and must be approved by a majority of the total votes of Voting Members eligible to be cast at a meeting called and held for such purpose.

2.	Definitions

As used in this Plan of Reorganization, the terms set forth below have the following meanings:

Affiliate: Any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with another Person.

Associate: The term “Associate,” when used to indicate a relationship with any Person, shall mean: (a) any corporation or organization (other than the Bank or a majority-owned subsidiary of the Bank, the Stock Holding Company or the Mutual Holding Company) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; and (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, except that the term “Associate” does not include any Employee Plan in which a Person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and (c) any relative by blood or marriage of such Person, or any relative by blood or marriage of such Person’s spouse, who has the same home as such Person or who is a Director or Officer of the Bank, the Stock Holding Company or the Mutual Holding Company, or any of their Subsidiaries.

Bank: The Equitable Bank, S.S.B. in its pre-Reorganization mutual form or post-Reorganization stock form, as indicated by the context.

Bank Regulators: The Federal Reserve and other bank regulatory agencies, including the DFI and FDIC, as applicable, responsible for reviewing and approving the Reorganization and Stock Offering, including the organization of an interim stock savings bank and the Stock Savings Bank, the insurance of deposit accounts, and the transfer of assets and liabilities to the Stock Savings Bank or, alternatively, the organization of one or more interim savings associations and any merger required to effect the Reorganization.

BHCA: Bank Holding Company Act of 1956.

Capital Stock: Any and all authorized capital stock of the Bank or of the Stock Holding Company.

Common Stock: All of the shares of Capital Stock offered and sold by the Stock Holding Company in the Stock Offering or issued to the Mutual Holding Company contemporaneously with or immediately following the Reorganization pursuant to the Stock Issuance Plan, which Common Stock will not be insured by the FDIC or any other government agency.

Community Offering: The offering to certain members of the general public, of any shares of Common Stock unsubscribed for in the Subscription Offering. The Community Offering may occur concurrently with the Subscription Offering and/or any Syndicated Community Offering.

Control: (including the terms “controlling,” “controlled by” and “under common control with”) means the direct or indirect power to direct or exercise a controlling influence over the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise as described in applicable Regulations.

Conversion Transaction: A mutual-to-stock conversion of the Mutual Holding Company.

Deposit Account(s): Any withdrawable account as defined in applicable DFI and FDIC regulations and shall include all NOW account deposits, demand accounts as defined in applicable DFI and FDIC regulations, statement, passbook or money market account, and certificates of deposits.

DFI: The Wisconsin Department of Financial Institutions.

Director: A member of the Board of Directors of the Bank, but does not include an advisory director, honorary director, director emeritus or person holding a similar position unless such person is otherwise performing functions similar to those of a member of the Board of Directors of the Bank.

Eligible Account Holder: Any person holding a Qualifying Deposit as of the close of business on the Eligibility Record Date for purposes of determining subscription rights.

Eligibility Record Date: June 30, 2017, the date for determining the Depositors that qualify as Eligible Account Holders.

FDIC: The Federal Deposit Insurance Corporation.

FDIC Notice: The Notice of Mutual Holding Company Reorganization, submitted by the Bank to the FDIC, to notify the FDIC of the Reorganization and the Stock Offering.

Federal Reserve: The Board of Governors of the Federal Reserve System.

Interim One: An interim Wisconsin stock savings bank being formed to effect the Reorganization, which will become the Mutual Holding Company as a result of the Reorganization.

Interim Two: An interim Wisconsin stock savings bank being formed to effect the Reorganization, which will be merged out of existence in connection with the Merger.

Members: Any member of the Bank pursuant to the Bank’s articles of incorporation and bylaws and Chapter 214 of the Statutes of Wisconsin and DFI regulations, and following the completion of the Reorganization, any member of the Mutual Holding Company pursuant to the Mutual Holding Company’s articles of incorporation, bylaws and DFI regulations.

Minority Ownership Interest: The shares of the Stock Holding Company’s Common Stock owned by persons other than the Mutual Holding Company, expressed as a percentage of the total shares of Stock Holding Company Common Stock outstanding.

Minority Stock Offering: One or more offers and sales of common stock by the Stock Holding Company, after which offering the Mutual Holding Company would continue to own a majority of the outstanding shares of Voting Stock of the Stock Holding Company.

Minority Stockholder: Any owner of the Stock Holding Company’s Common Stock, other than the Mutual Holding Company.

Mutual Holding Company: The mutual holding company formed in the Reorganization.

Officer: An executive officer of the Bank, the Stock Holding Company or the Mutual Holding Company, including the chairperson of the board of directors, president, vice presidents, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and any other person performing similar functions with respect to the applicant.

Other Member: Any Member of the Bank at the close of business on the Voting Record Date who is not an Eligible Account Holder or Supplemental Eligible Account Holder, or Tax-Qualified Employee Plan.

Person: An individual, a corporation, a partnership, an association, a savings bank, a joint stock company, a trust, any unincorporated organization, or a government or political subdivision thereof.

Plan of Reorganization: This Plan of Reorganization from a Savings Bank to a Mutual Holding Company.

Plan of Merger: The Plan of Merger between Stock Savings Bank and Interim Two, which is attached hereto as Exhibit B.

Prospectus: The prospectus forming part of the Registration Statement.

Qualifying Deposit: The total of the deposit balances of the Deposit Accounts of an Eligible Account Holder or Supplemental Eligible Account Holder in the Bank as of the close of business on the Eligibility Record Date or, in the case of a Supplemental Eligible Account Holder, the Supplemental Eligibility Record Date, provided that Deposit Accounts of an Eligible Account Holder or Supplemental Eligible Account Holder with total deposit balances of less than $50 shall not constitute a Qualifying Deposit.

Registration Statement: The registration statement of the Stock Holding Company filed with the SEC under the Securities Act of 1933, as amended, for purposes of registering Capital Stock of the Stock Holding Company to be issued pursuant to the Stock Issuance Plan.

Regulations: The rules and regulations of the Bank Regulators, including the Federal Reserve rules and regulations regarding mutual holding companies and any applicable rules and regulations of the DFI and the FDIC.

Reorganization: The reorganization of the Bank into the mutual holding company structure including the organization of the Mutual Holding Company, the Stock Holding Company and the Stock Savings Bank pursuant to this Plan of Reorganization.

SEC: The Securities and Exchange Commission.

Special Meeting: The Special Meeting of Members called for the purpose of voting on this Plan of Reorganization.

Stock Holding Company: The Maryland capital stock corporation that will own 100% of the Stock Savings Bank’s common stock and will be majority-owned by the Mutual Holding Company.

Stock Issuance Plan: The Stock Issuance Plan attached hereto as Exhibit A, under which the Stock Holding Company shall offer for sale up to 49.9% of its Common Stock.

Stock Offering: The offering of the Common Stock for sale to Persons, other than the Mutual Holding Company, on a priority basis as set forth in the Stock Issuance Plan, which offering is expected to occur concurrently with or as soon as possible following the Reorganization. Shares sold may not exceed 49.9% of the Common Stock outstanding. The remaining outstanding shares must be held by the Mutual Holding Company.

Stock Savings Bank: The newly organized Wisconsin-chartered stock savings bank established as part of the Reorganization, which will be wholly owned by the Stock Holding Company.

Subscription Offering: The offering of shares of Common Stock to the Eligible Account Holders, Tax-Qualified Employee Plans, Supplemental Eligible Account Holders and Other Members.

Supplemental Eligible Account Holder: Any Person holding a Qualifying Deposit on the Supplemental Eligibility Record Date, who is not an Eligible Account Holder, a Tax-Qualified Employee Plan or an Officer or Director of the Bank or their Associates.

Supplemental Eligibility Record Date: The date for determining Supplemental Eligible Account Holders, which shall be the last day preceding adoption of the Plan of Reorganization by the Bank’s Board of Directors.

Syndicated Community Offering: The offering of Common Stock through a syndicate of broker-dealers, which may occur either following or contemporaneously with the Community Offering.

Tax-Qualified Employee Plan: Any defined benefit plan or defined contribution plan (including any employee stock ownership plan, stock bonus plan, profit-sharing plan, or other plan) of the Bank, the Stock Holding Company, the Mutual Holding Company or any of their Affiliates, which, with its related trusts, meets the requirements to be qualified under Section 401 of the Internal Revenue Code. The term “Non-Tax-Qualified Employee Plan” means any stock benefit plan which is not so qualified under Section 401 of the Internal Revenue Code.

Voting Member: Any Person who at the close of business on the Voting Record Date is entitled to vote as a Member of the Bank pursuant to its articles of incorporation and bylaws.

Voting Record Date: The date established by the Bank for determining which Members are entitled to vote on this Plan of Reorganization.

Voting Stock:

(1)	Voting Stock means common stock or preferred stock, or similar interests if the shares by statute, charter or in any manner, entitle the holder:

(i)	To vote for or to select directors of the Bank or the Stock Holding Company; and

(ii)	To vote on or to direct the conduct of the operations or other significant policies of the Bank or the Stock Holding Company.

(2)	Notwithstanding anything in paragraph (1) above, preferred stock is not “Voting Stock” if:

(i)	Voting rights associated with the preferred stock are limited solely to the type customarily provided by statute with regard to matters that would significantly and adversely affect the rights or preferences of the preferred stock, such as the issuance of additional amounts or classes of senior securities, the modification of the terms of the preferred stock, the dissolution of the Bank, or the payment of dividends by the Bank when preferred dividends are in arrears;

(ii)	The preferred stock represents an essentially passive investment or financing device and does not otherwise provide the holder with Control over the issuer; and

(iii)	The preferred stock does not at the time entitle the holder, by statute, charter, or otherwise, to select or to vote for the selection of directors of the Bank or the Stock Holding Company.

(3)	Notwithstanding anything in paragraphs (1) and (2) above, “Voting Stock” shall be deemed to include preferred stock and other securities that, upon transfer or otherwise, are convertible into Voting Stock or exercisable to acquire Voting Stock where the holder of the stock, convertible security or right to acquire Voting Stock has the preponderant economic risk in the underlying Voting Stock. Securities immediately convertible into Voting Stock at the option of the holder without payment of additional consideration shall be deemed to constitute the Voting Stock into which they are convertible; other convertible securities and rights to acquire Voting Stock shall not be deemed to vest the holder with the preponderant economic risk in the underlying Voting Stock if the holder has paid less than 50% of the consideration required to directly acquire the Voting Stock and has no other economic interest in the underlying Voting Stock.

3.	Business Purposes for the Reorganization

The Bank has several business purposes for effecting the proposed Reorganization. The Reorganization will structure the Bank in the stock form, which is used by commercial banks, most major business corporations and an increasing number of savings banks and savings and loan associations.

The Reorganization also will permit the Stock Holding Company to raise capital for the Stock Savings Bank by issuing common stock, preferred stock or trust preferred securities (a source of capital not available to mutual savings banks) and contributing the net proceeds of such stock issuance to the Stock Savings Bank. This new capital will support the Stock Savings Bank’s future growth and expanded operations as business needs dictate. The ability to attract new capital will enhance the Bank’s ability to effect future acquisitions and investments, as well as increase the capabilities of the Bank to address the needs of the communities it serves. The Bank has no current plans regarding any such acquisitions.

The Reorganization will allow the Mutual Holding Company and/or the Stock Holding Company to borrow funds, on a secured and unsecured basis, and to issue debt to the public or in a private placement. The proceeds of any such borrowings or debt issuance may be contributed to the Stock Savings Bank as core capital for regulatory capital purposes. There are no current plans at this time to incur any such borrowings.

The Reorganization also will enable customers, employees, management and directors to have an equity ownership interest in the Stock Savings Bank, which should enhance the long-term growth and performance of the Stock Savings Bank and the Stock Holding Company by enabling the Stock Savings Bank to attract and retain qualified employees who have a direct interest in the Stock Savings Bank’s financial success and that customer ownership may enhance our connection with our customers. The ability of the Stock Holding Company to issue Capital Stock also will enable the Stock Holding Company to establish stock-based benefit plans for management and employees, including incentive stock option plans, stock award plans, and employee stock ownership plans, and will benefit the Members and the stockholders of the Stock Holding Company by creating employee incentives based on corporate and stock performance and enhance the ability to retain and attract qualified employees.

Finally, the Reorganization will also permit the Bank to make, subject to applicable regulations, capital distributions to its parent companies although, except as set forth in Section 4 hereof, there are no current plans in this regard.

The Bank is committed to being an independent community savings institution, and to meeting the financial and credit needs of the communities in which it operates. The Board of Directors believes that the mutual holding company structure is best suited for this purpose since the Bank’s mutual form of ownership will be preserved in the Mutual Holding Company, and the Mutual Holding Company, as a mutual corporation, will at all times control a majority of the Voting Stock of the Stock Holding Company so long as the Mutual Holding Company remains in existence. However, the Reorganization will enable the Bank to achieve the benefits of a stock company without a loss of control that often follows standard conversions from mutual to stock form.

4.	Method of Reorganization and Certain Effects of the Reorganization

A.	Organization of the Mutual Holding Company, the Stock Holding Company and the Stock Savings Bank

As part of the Reorganization and pursuant to this Plan of Reorganization, the Bank will convert to the Stock Savings Bank, and will establish the Stock Holding Company and the Mutual Holding Company as a Maryland corporation and a Wisconsin mutual holding company, respectively, all of which will be effected as follows, or in any manner approved by the Bank Regulators that is consistent with the purposes of this Plan of Reorganization and applicable laws and regulations:

(i)	the Bank will organize Interim One as a wholly owned subsidiary;

(ii)	Interim One will organize Interim Two as a wholly owned subsidiary;

(iii)	Interim One will organize the Stock Holding Company as a wholly owned subsidiary;

(iv)	the Bank will amend and restate its articles of incorporation to Wisconsin stock savings bank articles of incorporation to become the Stock Savings Bank and Interim One will exchange its articles of incorporation for Wisconsin mutual holding company articles of incorporation to become the Mutual Holding Company;

(v)	simultaneously with step (iv), Interim Two will merge with and into the Stock Savings Bank with the Stock Savings Bank as the resulting institution;

(vi)	all of the initially issued stock of the Stock Savings Bank will be transferred to the Mutual Holding Company in exchange for membership interests in the Mutual Holding Company; and

(vii)	the Mutual Holding Company will contribute the capital stock of the Stock Savings Bank to the Stock Holding Company, and the Stock Savings Bank will become a wholly owned subsidiary of the Stock Holding Company.

The Stock Holding Company will also issue stock representing a minority interest in the Stock Holding Company to the public according to the terms of the Stock Issuance Plan. However, the Mutual Holding Company will at all times continue to hold at least a majority of the stock of the Stock Holding Company for so long as the Mutual Holding Company is in existence.

Upon consummation of the Reorganization, the legal existence of the Bank will not terminate, but the Stock Savings Bank will be a continuation of the Bank, and, except to the extent set forth herein, all property of the Bank, including its right, title and interest in and to all property of whatsoever kind and nature, interest and asset of every conceivable value or benefit then existing or pertaining to the Bank, or which would inure to the Bank, immediately by operation of law and without the necessity of any conveyance or transfer and without any further act or deed, will vest in the Stock Savings Bank, except for $100,000. The Stock Savings Bank will have, hold, and enjoy the same in its right and fully and to the same extent as the same was possessed, held, and enjoyed by the Bank. The Stock Savings Bank will continue to have, succeed to, and be responsible for all the rights, assets, liabilities, deposits and obligations of the Bank (other than assets expressly transferred to or retained by the Mutual Holding Company or the Stock Holding Company), and will maintain its headquarters and operations at the Bank’s present locations, as listed on Exhibit I. The Stock Savings Bank may distribute additional capital to the Stock Holding Company following the Reorganization, subject to the applicable requirements set forth in the Regulations governing capital distributions.

B.	Ownership and Operation of the Mutual Holding Company

The Mutual Holding Company will be a mutual corporation organized under Wisconsin law. As a mutual corporation, the Mutual Holding Company will have no stockholders. The Mutual Holding Company will initially own 100% of the Voting Stock of the Stock Holding Company, and will be required to own a majority of the Voting Stock of the Stock Holding Company so long as the Mutual Holding Company remains in existence. The Mutual Holding Company will have a board of directors that will consist initially of all of the members of the board of directors of the Bank. The management of the Mutual Holding Company will consist initially of the current management persons of the Bank.

The rights and powers of the Mutual Holding Company will be defined by the Mutual Holding Company’s articles of incorporation and bylaws and by the statutory and regulatory provisions under Wisconsin law and DFI regulations, including those imposed on bank holding companies by the BHCA. The Members of the Mutual Holding Company will have exclusive voting authority as to all matters requiring a vote of Members under the articles of incorporation of the Mutual Holding Company. Persons who have membership rights with respect to the Bank under its existing articles of incorporation immediately prior to the Reorganization will continue to have such rights solely with respect to the Mutual Holding Company after the Reorganization so long as such persons remain depositors of the Stock Savings Bank. In addition, all persons who become depositors of the Stock Savings Bank following the Reorganization will have membership rights with respect to the Mutual Holding Company.

The Bank will apply, if required, to the DFI, the FDIC and the Federal Reserve to have the Mutual Holding Company receive or retain (as the case may be) up to $100,000 in connection with the Reorganization. All assets, rights, obligations and liabilities of whatever nature of the Bank not expressly retained by the Mutual Holding Company will be deemed transferred to the Stock Savings Bank. The Stock Holding Company may distribute additional capital to the Mutual Holding Company following the Reorganization subject to applicable regulations.

C.	Ownership and Operation of the Stock Holding Company

The Stock Holding Company will be a capital stock corporation organized under Maryland law and DFI regulations. So long as the Mutual Holding Company is in existence, the Mutual Holding Company will be required to own a majority of the Voting Stock of the Stock Holding Company. However, the Stock Holding Company may issue any amount of Non-Voting Stock to persons other than the Mutual Holding Company, and will be authorized to undertake one or more Minority Stock Offerings of less than a majority in the aggregate of the total outstanding Voting Stock of the Stock Holding Company, subject to any required regulatory approvals, and the Stock Holding Company intends to offer for sale up to 49.9% of its Common Stock in the Stock Offering. Unless required by the DFI or the Federal Reserve, any subsequent Minority Stock Offering will not require the approval of Members. The Stock Holding Company will own 100% of the Voting Stock of the Stock Savings Bank so long as the Mutual Holding Company is in existence.

The initial board of directors of the Stock Holding Company will be the existing board of directors of the Bank. Thereafter, the holders of shares of the Stock Holding Company’s Voting Stock (which initially will be the Mutual Holding Company) will elect approximately one-third of the Stock Holding Company’s board of directors annually. Management of the Stock Holding Company will consist initially of the current management persons of the Bank.

The Stock Holding Company will be able to exercise all of the powers authorized to a Maryland corporation, subject to the restrictions applicable to bank holding companies under Wisconsin laws and DFI regulations. Initially, the sole business activity of the Stock Holding Company will be the ownership of all of the Voting Stock of the Stock Savings Bank.

D.	Ownership and Operation of the Stock Savings Bank

The Stock Savings Bank will be a capital Stock Savings Bank organized under Wisconsin law and DFI regulations. The initial Board of Directors of the Stock Savings Bank will be the existing Board of Directors of the Bank. Thereafter, the Stock Holding Company, as the sole stockholder of the Stock Savings Bank, will elect approximately one-third of the Stock Savings Bank’s Board of Directors annually. The current management of the Bank will continue as the management of the Stock Savings Bank following the Reorganization.

The Stock Savings Bank will have all of the powers, rights and privileges of, and shall be subject to all limitations applicable to, capital stock savings banks under Wisconsin and federal law and DFI and FDIC regulations. Except for transaction expenses and the assets of the Bank retained by, or distributed to, the Mutual Holding Company, the Reorganization will not reduce the retained earnings, the undivided profits, or the general loss reserves that the Bank had prior to the Reorganization. Such retained earnings and general loss reserves will be accounted for by the Mutual Holding Company, the Stock Holding Company and the Stock Savings Bank on a consolidated basis in accordance with generally accepted accounting principles.

5.	Conditions to Implementation of the Reorganization and Timing of the Reorganization

The Reorganization is subject to the following conditions, and the Bank intends to consummate the Reorganization as soon as possible after all approvals are obtained:

A.	Approval of the Plan of Reorganization by the affirmative vote of a majority of total votes of Voting Members eligible to be cast at a meeting called and held for such purpose, pursuant to a proxy statement and form of proxy cleared in advance by the Bank Regulators.

B.	The filing of the FDIC Notice with the FDIC, and the approval or non-objection of such FDIC Notice by the FDIC.

C.	Approval by the Federal Reserve pursuant to the BHCA for the Stock Holding Company and Mutual Holding Company to become bank holding companies and any related acquired approvals under applicable law.

D.	The receipt of any other approval or non-objection from the Bank Regulators, of the Plan of Reorganization (including the Stock Issuance Plan), the Stock Offering, the adoption of the articles of incorporation and bylaws of the Mutual Holding Company, the Stock Holding Company and the Stock Savings Bank, and the merger of Interim One with and into the Stock Savings Bank pursuant to the Plan of Merger; and all conditions specified or otherwise imposed by the Bank Regulators, in connection with their approvals and/or non-objections, have been satisfied.

E.	Receipt of either a private letter ruling of the Internal Revenue Service or an opinion of the Bank’s counsel or public accounting firm as to the material federal income tax consequences of the Reorganization to the Stock Savings Bank, the Stock Holding Company, the Mutual Holding Company and the Members.

F.	Receipt of either a private letter ruling from the Wisconsin Department of Revenue, or an opinion of or a letter of advice from the Bank’s counsel or public accounting firm as to the material Wisconsin tax consequences of the Reorganization to the Stock Savings Bank, the Stock Holding Company, the Mutual Holding Company and the Members.

G.	The Registration Statement has been declared effective by the SEC.

6.	Special Meeting of Members and Vote Required to Approve this Plan of Reorganization

The Special Meeting shall be scheduled by order of the Board of Directors, to be held after the approval of the Plan of Reorganization by the Bank Regulators. Proxy materials relating to the meeting shall be filed with the Bank Regulators, and shall not be distributed prior to authorization, if required, by the Bank Regulators, and shall be mailed within 10 days of Bank Regulator authorization (unless extended by the Bank Regulators). Notice shall be given not more than 40 days nor less than 10 days prior to the meeting to Voting Members. The Voting Record Date shall be determined by the board of directors and may not be more than 60 days prior to the date of the Special Meeting. The Plan of Reorganization must be approved by the affirmative vote of a majority of total votes of Voting Members eligible to be cast at the meeting. Each Voting Member shall be entitled to cast one (1) vote for each $100 of the withdrawable value of the Voting Member’s Deposit Accounts as of the Voting Record Date, provided that any Member who shall cease to be a Member on the date of the Special Meeting shall not be entitled to any vote. Proxy voting may be via telephone and/or Internet. The Bank shall notify the Bank Regulators promptly of the actions of the Voting Members. By voting in favor of the adoption of the Plan of Reorganization, the Members will be voting in favor of the Plan of Merger, which is attached hereto as Appendix B, and the transactions contemplated therein.

7.	Articles of Incorporation and Bylaws

Copies of the proposed articles of incorporation and bylaws of the Mutual Holding Company, the Stock Holding Company and the Stock Savings Bank are attached hereto as Exhibits C through H, and are made a part of this Plan of Reorganization. By their approval of this Plan of Reorganization, the Members shall have approved and adopted such articles of incorporation and bylaws. The total shares of common stock authorized under the articles of incorporation of the Stock Holding Company and of the Stock Savings Bank will exceed the shares of common stock to be issued to the Mutual Holding Company and the Stock Holding Company in the Reorganization.

8.	Status of Deposit Accounts and Loans Subsequent to Reorganization

All Deposit Accounts will be unaffected by the Reorganization, except that each Deposit Account will become a Deposit Account in the Stock Savings Bank. After the Reorganization, all Deposit Accounts will continue to be insured on the same terms up to the applicable limits of FDIC insurance coverage. All loans will retain the same status with the Stock Savings Bank after the Reorganization as they had with the Bank prior to the Reorganization.

9.	Voting, Liquidation Rights and Running Proxies

Except as set forth in Exhibits C and D hereto, the liquidation and voting rights of Members shall be preserved as Members’ rights in the Mutual Holding Company. No liquidation account shall be established in connection with the Reorganization.

A proxy that may be cast on behalf of a Member of the Bank may be cast on behalf of a member of the Mutual Holding Company until the proxy is revoked or superseded pursuant to regulations of the DFI.

10.	Minority Stock Offering

The Stock Holding Company will be authorized, subject to applicable federal regulatory approvals and, if required, DFI approval, to undertake one or more Minority Stock Offerings following completion of the Reorganization. Members of the Mutual Holding Company will be offered subscription rights in any Minority Stock Offering.

The Stock Holding Company expects to offer for sale in the Stock Offering approximately 45% of its Common Stock contemporaneously with or immediately upon completion of the Reorganization, subject to approval of the DFI, the FDIC and the Federal Reserve, and effectiveness with the SEC of the Registration Statement. The Bank may close the Stock Offering before the Special Meeting, provided that the offer and sale of the Common Stock shall be conditioned upon approval of the Plan of Reorganization by the Members at the Special Meeting. The Stock Holding Company shall not distribute the Prospectus until the Registration Statement has been declared effective by the SEC and becomes effective under DFI, FDIC and Federal Reserve regulations, as required by applicable law.

11.	Conversion of Mutual Holding Company to Stock Form

Following the completion of the Reorganization, the Mutual Holding Company may elect to convert to stock form in accordance with applicable laws. There can be no assurance when, if ever, a Conversion Transaction will occur.

In a Conversion Transaction, it is expected that the Mutual Holding Company would merge with and into the Holding Company with the Holding Company as the resulting entity, followed by the merger of the Holding Company with and into a new stock holding company with the new stock holding company as the resulting entity, and the depositors of the Stock Savings Bank would receive the right to subscribe for shares of common stock of the new stock holding company, which shares would represent the ownership interest of the Mutual Holding Company in the Holding Company immediately prior to the Conversion Transaction. The additional shares of Common stock of the new stock holding company issued in the Conversion Transaction would be sold at their aggregate pro forma market value as determined by an independent appraisal.

Any Conversion Transaction shall be fair and equitable to Minority Stockholders. In any Conversion Transaction, Minority Stockholders will be entitled without additional consideration to maintain the same percentage ownership interest in the new stock holding company after the Conversion Transaction as their percentage ownership interest in the Holding Company immediately prior to the Conversion Transaction (i.e., the “Minority Ownership Interest”), subject to adjustment, if any, required by the Bank Regulators to reflect assets of the Mutual Holding Company and any dividends waived by the Mutual Holding Company.

At the sole discretion of the Boards of Directors of the Mutual Holding Company and the Holding Company, a Conversion Transaction may be effected in any other manner necessary to qualify the Conversion Transaction as a tax-free reorganization under applicable federal and state tax laws, provided such Conversion Transaction does not diminish the rights and ownership interest of Minority Stockholders other than as set forth in this Plan of Reorganization. If a Conversion Transaction does not occur, the Mutual Holding Company will always own a majority of the Voting Stock of the Holding Company. The Board of Directors of the Bank has no current intention to conduct a Conversion Transaction.

A Conversion Transaction would require the approval of the Federal Reserve and would be presented to a vote of the members of the Mutual Holding Company and the stockholders, including the Mutual Holding Company, of the Holding Company. Federal regulatory policy requires that in any Conversion Transaction the members of the Mutual Holding Company will be accorded the same stock purchase priorities as if the Mutual Holding Company were a mutual savings association converting to stock form.

12.	Reorganization Expenses

In accordance with the regulations of the Bank Regulators, the expenses incurred by the Bank and the Stock Holding Company in effecting the Reorganization and the Stock Offering will be reasonable. Exhibit L attached to the Plan of Reorganization contains an estimate of the expenses to be incurred by the Bank in connection with the Reorganization and Stock Offering.

13.	Interpretation

All interpretations of this Plan of Reorganization and application of its provisions to particular circumstances by a majority of the Board of Directors of the Bank shall be final, subject to the authority of the Bank Regulators.

14.	Amendment or Termination of this Plan of Reorganization

The terms of this Plan of Reorganization may be amended by a two-thirds vote of the Bank’s Board of Directors at any time prior to submission of this Plan of Reorganization to a vote of Members. At any time after submission of this Plan of Reorganization to a vote of Members, the Plan of Reorganization may be amended by a two-thirds vote of the Board of Directors with the concurrence of the Bank Regulators, as required. The Plan of Reorganization may be terminated by a two-thirds vote of the Board of Directors at any time prior to submission of this Plan of Reorganization to a vote of Members. Terms of the Plan of Reorganization relating to the Stock Offering including, without limitation, Sections 3 through 15 of the Stock Issuance Plan, may be amended by a majority vote of the Board of Directors of the Bank as a result of comments from the Bank Regulators or otherwise at any time prior to the approval of the Plan of Reorganization by the Bank Regulators, and at any time thereafter with the concurrence of the Bank Regulators. However, any material amendment of the terms of the Plan of Reorganization that relate to the Reorganization which occur after the Special Meeting shall require a resolicitation of Members. At any time after submission of this Plan of Reorganization to a vote of Members, the Plan of Reorganization may be terminated by a two-thirds vote of the Board of Directors with the concurrence of the Bank Regulators, as required. Failure of the Members to approve the Plan of Reorganization will result in the termination of the Plan of Reorganization.

Unless an extension is granted by the Bank Regulators (which extension, with respect to the DFI, shall be requested in writing for good cause shown and approved in writing by the DFI), the Stock Issuance Plan shall be terminated if not completed within 90 days of the date of its approval by the Bank Regulators. The Plan of Reorganization shall be terminated if the Reorganization is not completed within 24 months from the date the Members approve the Plan of Reorganization, and may not be extended by the Bank or the Bank Regulators.

Dated: September 6, 2018

EXHIBIT A

PLAN OF STOCK ISSUANCE

OF

THE EQUITABLE BANK, S.S.B.

1.	Introduction

The Board of Directors of The Equitable Bank, S.S.B. (the “Bank”) has adopted a Plan of Reorganization pursuant to which the Bank proposes to reorganize into the mutual holding company structure pursuant to federal law and the laws of the State of Wisconsin and the regulations of the DFI, the FDIC and the Federal Reserve (the “Reorganization’). Upon consummation of the Reorganization, the Bank will become a stock savings bank.

A principal part of the Reorganization is (i) the formation of the Mutual Holding Company as a Wisconsin-chartered mutual holding company, (ii) the formation of the Stock Holding Company as a Maryland capital stock corporation that must be a majority-owned subsidiary of the Mutual Holding Company as long as the Mutual Holding Company is in existence, and (iii) the conversion of the Bank to the Stock Savings Bank, which will be a Wisconsin-chartered stock savings bank and a wholly owned subsidiary of the Stock Holding Company.

Contemporaneously with or immediately following the Reorganization and subject to the approval of the DFI, the FDIC and the Federal Reserve, the Stock Holding Company intends to issue approximately 45% of its Common Stock in a Stock Offering pursuant to this Stock Issuance Plan adopted by the Board of Directors of the Bank on September 6, 2018. The closing of the Stock Offering is expected to occur contemporaneously with or as soon as possible following the closing of the Reorganization.

2.	Definitions

As used in this Stock Issuance Plan, the terms set forth below have the following meanings:

Acting in Concert: The term Acting in Concert means (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A Person or company which acts in concert with another Person or company (“other party”) shall also be deemed to be Acting in Concert with any Person or company who is also Acting in Concert with that other party, except that any Tax-Qualified Employee Plan will not be deemed to be Acting in Concert with its trustee or a Person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated.

Actual Purchase Price: The price per share, determined as provided in this Stock Issuance Plan, at which the Common Stock will be sold in the Stock Offering.

Affiliate: Any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with another Person.

A-1

Associate: The term “Associate,” when used to indicate a relationship with any Person, shall mean: (a) any corporation or organization (other than the Bank or a majority-owned subsidiary of the Bank, the Stock Holding Company or the Mutual Holding Company) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; and (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, except that the term “Associate” does not include any Employee Plan in which a Person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and (c) any relative by blood or marriage of such Person, or any relative by blood or marriage of such Person’s spouse, who has the same home as such Person or who is a Director or Officer of the Bank, the Stock Holding Company or the Mutual Holding Company, or any of their Subsidiaries.

Bank: The Equitable Bank, S.S.B. in its pre-Reorganization mutual form or post-Reorganization stock form, as indicated by the context.

Bank Regulators: The Federal Reserve and other bank regulatory agencies, including the DFI and FDIC, as applicable, responsible for reviewing and approving the Reorganization and Stock Offering, including the organization of an interim stock savings bank and the Stock Savings Bank, the insurance of deposit accounts, and the transfer of assets and liabilities to the Stock Savings Bank or, alternatively, the organization of one or more interim savings associations and any merger required to effect the Reorganization.

Capital Stock: Any and all authorized stock of the Bank or of the Stock Holding Company.

Common Stock: All of the shares of Capital Stock offered and sold by the Stock Holding Company in the Stock Offering or issued to the Mutual Holding Company contemporaneously with or immediately following the Reorganization pursuant to the Stock Issuance Plan, which Common Stock will not be insured by the FDIC or any other government agency.

Community: The Wisconsin counties of Milwaukee, Racine and Waukesha.

Community Offering: The offering to certain members of the general public, of any shares of Common Stock unsubscribed for in the Subscription Offering. The Community Offering may occur concurrently with the Subscription Offering and/or any Syndicated Community Offering.

Control: (including the terms “controlling,” “controlled by” and “under common control with”) means the direct or indirect power to direct or exercise a controlling influence over the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise as described in applicable Regulations.

Deposit Account(s): Any withdrawable account as defined in applicable DFI and FDIC regulations and shall include all NOW account deposits, demand accounts as defined in applicable DFI and FDIC regulations, statement, passbook or money market account, and certificates of deposits.

DFI: The Wisconsin Department of Financial Institutions.

A-2

Director: A member of the Board of Directors of the Bank, but does not include an advisory director, honorary director, director emeritus or person holding a similar position unless such person is otherwise performing functions similar to those of a member of the Board of Directors of the Bank.

Eligible Account Holder: Any person holding a Qualifying Deposit as of the close of business on the Eligibility Record Date for purposes of determining subscription rights.

Eligibility Record Date: June 30, 2017, the date for determining the Depositors that qualify as Eligible Account Holders.

Employee Plans: The Tax-Qualified and Non-Tax Qualified Employee Plans of the Bank and/or the Company.

ESOP: The Stock Savings Bank’s employee stock ownership plan.

Estimated Valuation Range: The range of the estimated pro forma market value of the total number of shares of Common Stock to be issued by the Stock Holding Company to the Mutual Holding Company and to Minority Stockholders, as determined by the Independent Appraiser prior to the Subscription Offering and as it may be amended from time to time thereafter.

Exchange Act: The Securities Exchange Act of 1934, as amended.

FDIC: The Federal Deposit Insurance Corporation.

Federal Reserve: The Board of Governors of the Federal Reserve System.

Firm Commitment Underwritten Offering: The offering, at the sole discretion of the Stock Holding Company, of shares of Common Stock not subscribed for in the Subscription Offering and any Community Offering or Syndicated Community Offering, to members of the general public through one or more underwriters. A Firm Commitment Underwritten Offering may occur following the Subscription Offering and any Community Offering or Syndicated Community Offering.

Independent Appraiser: The appraiser retained by the Bank to prepare an appraisal of the pro forma market value of the Bank and the Stock Holding Company.

Management Person: Any Officer or director of the Bank or any Affiliate of the Bank, and any person Acting in Concert with any such Officer or director.

Market Maker: A dealer (i.e., any person who engages directly or indirectly as agent, broker, or principal in the business of offering, buying, selling or otherwise dealing or trading in securities issued by another person) who, with respect to a particular security, (1) regularly publishes bona fide competitive bid and offer quotations on request, and (2) is ready, willing and able to effect transactions in reasonable quantities at the dealer’s quoted prices with other brokers or dealers.

A-3

Member: Any member of the Bank pursuant to the Bank’s articles of incorporation and bylaws and Chapter 214 of the Statutes of Wisconsin and DFI regulations, and following the completion of the Reorganization, any member of the Mutual Holding Company pursuant to the Mutual Holding Company’s articles of incorporation, bylaws and DFI regulations.

Mutual Holding Company: The mutual holding company formed in the Reorganization.

Minority Ownership Interest: The shares of the Stock Holding Company’s Common Stock owned by persons other than the Mutual Holding Company, expressed as a percentage of the total shares of Stock Holding Company Common Stock outstanding.

Minority Stock Offering: One or more offerings of less than 50% in the aggregate of the outstanding Common Stock of the Stock Holding Company to persons other than the Mutual Holding Company.

Minority Stockholder: Any owner of the Stock Holding Company’s Common Stock, other than the Mutual Holding Company.

Offering Range: The aggregate purchase price of the Common Stock to be sold in the Stock Offering based on the Independent Valuation expressed as a range, which may vary within 15% above or 15% below the midpoint of such range, with a possible adjustment by up to 15% above the maximum of such range. The Offering Range will be based on the Estimated Valuation Range, but will represent a Minority Ownership Interest equal to up to 49.9% of the Common Stock.

Officer: An executive officer of the Bank, the Stock Holding Company or the Mutual Holding Company, including the chairperson of the board of directors, president, vice presidents, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and any other person performing similar functions with respect to the applicant.

Order Form: Any form (together with any attached cover letter and/or certifications or acknowledgements), sent by the Bank to any Person containing among other things a description of the alternatives available to such Person under the Stock Issuance Plan and by which any such Person may make elections regarding purchases of Common Stock in the Subscription and Community Offerings.

Other Member: Any Member of the Bank at the close of business on the Voting Record Date who is not an Eligible Account Holder or Supplemental Eligible Account Holder, or Tax-Qualified Employee Plan.

Person: An individual, a corporation, a partnership, an association, a savings bank, a joint stock company, a trust, any unincorporated organization, or a government or political subdivision thereof.

A-4

Plan of Reorganization: The Plan of Reorganization from a Mutual Savings Bank to a Mutual Holding Company.

Qualifying Deposit: The total of the deposit balances of the Deposit Accounts of an Eligible Account Holder or Supplemental Eligible Account Holder in the Bank as of the close of business on the Eligibility Record Date or, in the case of a Supplemental Eligible Account Holder, the Supplemental Eligibility Record Date, provided that Deposit Accounts of an Eligible Account Holder or Supplemental Eligible Account Holder with total deposit balances of less than $50 shall not constitute a Qualifying Deposit.

Registration Statement: The registration statement of the Stock Holding Company filed with the SEC under the Securities Act of 1933, as amended, for purposes of registering Capital Stock of the Stock Holding Company to be issued pursuant to this Stock Issuance Plan.

Regulations: The rules and regulations of the Bank Regulators, including the Federal Reserve rules and regulations regarding mutual holding companies and any applicable rules and regulations of the DFI and the FDIC.

Reorganization: The reorganization of the Bank into the mutual holding company structure including the organization of the Mutual Holding Company, the Stock Holding Company and the Stock Savings Bank pursuant to the Plan of Reorganization.

Resident: The terms “resident,” “residence,” “reside,” “resided” or “residing” as used herein with respect to any person shall mean any person who occupies a dwelling within the Bank’s Community, has an intent to remain with the Community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the Community together with an indication that such presence within the Community is something other than merely transitory in nature. To the extent a Person is a corporation or other business entity, the principal place of business or headquarters shall be in the Community. To the extent a Person is a personal benefit plan, the circumstances of the beneficiary shall apply with respect to this definition. In the case of all other benefit plans, the circumstances of the trustee shall be examined for purposes of this definition. The Bank may utilize deposit or loan records or such other evidence provided to it to make a determination as to whether a Person is a resident. In all cases, however, such a determination shall be in the sole discretion of the Bank.

SEC: The Securities and Exchange Commission.

Stock Holding Company: The Maryland capital stock corporation that will own 100% of the Stock Savings Bank’s common stock and will be majority-owned by the Mutual Holding Company.

Stock Issuance Plan: This Stock Issuance Plan.

Special Meeting: The Special Meeting of Members called for the purpose of voting on the Plan of Reorganization.

A-5

Stock Offering: The offering of Common Stock of the Stock Holding Company for sale to persons other than the Mutual Holding Company, in a Subscription Offering and, to the extent shares remain available, in a Community Offering, Syndicated Community Offering and/or Firm Commitment Underwritten Offering, as the case may be.

Stock Savings Bank: The newly organized Wisconsin-chartered stock savings bank established as part of the Reorganization, which will be wholly owned by the Stock Holding Company.

Subscription Offering: The offering of Common Stock of the Stock Holding Company for subscription and purchase pursuant to Section 6 of this Stock Issuance Plan.

Subsidiary: A company that is controlled by another company, either directly or indirectly through one or more subsidiaries.

Supplemental Eligible Account Holder: Any Person holding a Qualifying Deposit on the Supplemental Eligibility Record Date, who is not an Eligible Account Holder, a Tax-Qualified Employee Plan or an Officer or Director of the Bank or their Associates.

Supplemental Eligibility Record Date: The date for determining Supplemental Eligible Account Holders, which shall be the last day preceding adoption of the Plan of Reorganization by the Bank’s Board of Directors.

Syndicated Community Offering: The offering of Common Stock through a syndicate of broker-dealers, which may occur either following or contemporaneously with the Community Offering.

Tax-Qualified Employee Plan: Any defined benefit plan or defined contribution plan (including any employee stock ownership plan, stock bonus plan, profit-sharing plan, or other plan) of the Bank, the Stock Holding Company, the Mutual Holding Company or any of their affiliates, which, with its related trusts, meets the requirements to be qualified under Section 401 of the Internal Revenue Code. The term “Non-Tax-Qualified Employee Plan” means any stock benefit plan which is not so qualified under Section 401 of the Internal Revenue Code.

Voting Record Date: The date established by the Bank for determining which Members are entitled to vote on the Plan of Reorganization.

Voting Stock:

(1)	Voting Stock means common stock or preferred stock, or similar interests if the shares by statute, charter or in any manner, entitle the holder:

(i)	To vote for or to select directors of the Bank or the Stock Holding Company; and

(ii)	To vote on or to direct the conduct of the operations or other significant policies of the Bank or the Stock Holding Company.

A-6

(2)	Notwithstanding anything in paragraph (1) above, preferred stock is not “Voting Stock” if:

(i)	Voting rights associated with the preferred stock are limited solely to the type customarily provided by statute with regard to matters that would significantly and adversely affect the rights or preferences of the preferred stock, such as the issuance of additional amounts or classes of senior securities, the modification of the terms of the preferred stock, the dissolution of the Bank, or the payment of dividends by the Bank when preferred dividends are in arrears;

(ii)	The preferred stock represents an essentially passive investment or financing device and does not otherwise provide the holder with Control over the issuer; and

(iii)	The preferred stock does not at the time entitle the holder, by statute, charter, or otherwise, to select or to vote for the selection of directors of the Bank or the Stock Holding Company.

(3)	Notwithstanding anything in paragraphs (1) and (2) above, “Voting Stock” shall be deemed to include preferred stock and other securities that, upon transfer or otherwise, are convertible into Voting Stock or exercisable to acquire Voting Stock where the holder of the stock, convertible security or right to acquire Voting Stock has the preponderant economic risk in the underlying Voting Stock. Securities immediately convertible into Voting Stock at the option of the holder without payment of additional consideration shall be deemed to constitute the Voting Stock into which they are convertible; other convertible securities and rights to acquire Voting Stock shall not be deemed to vest the holder with the preponderant economic risk in the underlying Voting Stock if the holder has paid less than 50% of the consideration required to directly acquire the Voting Stock and has no other economic interest in the underlying Voting Stock.

3.	Timing of the Sale of Capital Stock

Subject to the approval of the Bank Regulators, the Stock Holding Company intends to commence the Stock Offering concurrently with the proxy solicitation of Members. The Stock Holding Company may close the Stock Offering before the Special Meeting, provided that the offer and sale of the Common Stock shall be conditioned upon approval of the Plan of Reorganization by the Members at the Special Meeting. Subject to Bank Regulator approval, the Bank’s proxy solicitation materials may permit certain Members to return to the Bank by a reasonable date certain a postage paid card or other written communication requesting receipt of the prospectus if the prospectus is not mailed concurrently with the proxy solicitation materials. The Stock Offering shall be conducted in compliance with the Regulations, including 12 CFR § 239.24 and § 239.25 of the Federal Reserve’s Regulation MM and the securities offering regulations of the SEC.

A-7

4.	Number of Shares to be Offered

The total number of shares (or range thereof) of Common Stock to be issued and offered for sale pursuant to the Stock Issuance Plan shall be determined initially by the Boards of Directors of the Bank and the Stock Holding Company in conjunction with the determination of the Independent Appraiser. The number of shares to be offered may be adjusted prior to completion of the Stock Offering. The total number of shares of Common Stock that may be issued to persons other than the Mutual Holding Company at the close of the Stock Offering must be less than 50% of the issued and outstanding shares of Common Stock of the Stock Holding Company.

5.	Independent Valuation and Purchase Price of Shares

All shares of Common Stock sold in the Stock Offering shall be sold at a uniform price per share. The purchase price and number of shares to be outstanding shall be determined by the Board of Directors of the Stock Holding Company on the basis of the estimated pro forma market value of the Stock Holding Company and the Bank. The aggregate purchase price for the Common Stock will be consistent with the market value of the Stock Holding Company and the Bank. The pro forma market value of the Stock Holding Company and the Bank will be determined for such purposes by the Independent Appraiser.

Prior to the commencement of the Stock Offering, an Estimated Valuation Range will be established, which range may vary within 15% above to 15% below the midpoint of such range, and up to 15% greater than the maximum of such range, as determined by the Board of Directors of the Stock Holding Company at the time of the Stock Offering and consistent with applicable requirements set forth in the Regulations. The Stock Holding Company intends to issue up to 49.9% of its Common Stock in the Stock Offering. The number of shares of Common Stock to be issued and the ownership interest of the Mutual Holding Company may be increased or decreased by the Stock Holding Company, taking into consideration any change in the independent valuation and other factors, at the discretion of the Boards of Directors of the Bank and the Stock Holding Company.

Based upon the independent valuation as updated prior to the commencement of the Stock Offering, the Board of Directors may establish the minimum and maximum percentage of shares of Common Stock that will be offered for sale in the Stock Offering, or it may fix the percentage of shares that will be offered for sale in the Stock Offering. In the event the percentage of the shares offered for sale in the Minority Stock Offering is not fixed in the Stock Offering, the Minority Ownership Interest resulting from the Stock Offering will be determined as follows: (a) the product of (x) the total number of shares of Common Stock sold by the Stock Holding Company and (y) the purchase price per share, divided by (b) the aggregate pro forma market value of the Bank and the Stock Holding Company upon the closing of the Stock Offering and sale of all the Common Stock.

Notwithstanding the foregoing, no sale of Common Stock may be consummated unless, prior to such consummation, the Independent Appraiser confirms to the Stock Holding Company, the Bank and to the Bank Regulators, that, to the best knowledge of the Independent Appraiser, nothing of a material nature has occurred which, taking into account all relevant factors, would cause the Independent Appraiser to conclude that the aggregate value of the Common Stock sold in the Stock Offering at the Actual Purchase Price is incompatible with its estimate of the aggregate consolidated pro forma market value of the Stock Holding Company and the Bank. If such confirmation is not received, the Stock Holding Company may cancel the Stock Offering, extend the Stock Offering and establish a new price range and/or estimated price range, extend, reopen or hold a new Stock Offering or take such other action as the Bank Regulators may permit.

A-8

The estimated market value of the Stock Holding Company and the Bank shall be determined for such purpose by an Independent Appraiser on the basis of such appropriate factors as are not inconsistent with the applicable Regulations. The Common Stock to be issued in the Stock Offering shall be fully paid and nonassessable.

If there is a Community Offering, Syndicated Community Offering or Firm Commitment Underwritten Offering of shares of Common Stock not subscribed for in the Subscription Offering, the price per share at which the Common Stock is sold in such Community Offering, Syndicated Community Offering or Firm Commitment Underwritten Offering shall be the Actual Purchase Price which will be equal to the purchase price per share at which the Common Stock is sold to persons in the Subscription Offering. Shares sold in the Community Offering, Syndicated Community Offering or Firm Commitment Underwritten Offering will be subject to the same limitations as shares sold in the Subscription Offering.

6.	Method of Offering Shares and Rights to Purchase Stock

In descending order of priority, the opportunity to purchase Common Stock shall be given in the Subscription Offering to: (1) Eligible Account Holders; (2) Tax-Qualified Employee Plans; (3) Supplemental Eligible Account Holders; and (4) Other Members, pursuant to priorities established by the Board of Directors. Any shares of Common Stock that are not subscribed for in the Subscription Offering may at the discretion of the Bank and the Stock Holding Company be offered for sale in a Community Offering, a Syndicated Community Offering or a Firm Commitment Underwritten Offering. The minimum purchase by any Person shall be 25 shares. The Stock Holding Company shall determine in its sole discretion whether each prospective purchaser is a Resident, Associate, or Acting in Concert as defined in the Stock Issuance Plan, and shall interpret all other provisions of the Plan of Reorganization and Stock Issuance Plan in its sole discretion. All such determinations are in the sole discretion of the Stock Holding Company, and may be based on whatever evidence the Stock Holding Company chooses to use in making any such determination.

In addition to the priorities set forth below, the Board of Directors of the Bank may establish other priorities for the purchase of Common Stock, subject to the approval of the Bank Regulators. The priorities for the purchase of shares in the Stock Offering are as follows:

A.	Subscription Offering

Priority 1: Eligible Account Holders. Each Eligible Account Holder shall receive non-transferable subscription rights to subscribe for shares of Common Stock offered in the Stock Offering in an amount equal to the greater of $50,000, one-tenth of one percent (0.1%) of the total shares offered in the Stock Offering, or 15 times the product (rounded down to the nearest whole number) obtained by multiplying the total number of shares of Common Stock to be issued in the Stock Offering by a fraction, of which the numerator is the Qualifying Deposit of the Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders, in each case on the Eligibility Record Date and subject to the provisions of Section 7; provided that the Bank may, in its sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, increase such maximum purchase limitation to 5% of the maximum number of shares offered in the Stock Offering or decrease such maximum purchase limitation to 0.1% of the maximum number of shares offered in the Stock Offering, subject to the overall purchase limitations set forth in Section 7. If there are insufficient shares available to satisfy all subscriptions of Eligible Account Holders, shares will be allocated to Eligible Account Holders so as to permit each such subscribing Eligible Account Holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares subscribed for. Thereafter, unallocated shares will be allocated pro rata to remaining subscribing Eligible Account Holders whose subscriptions remain unfilled in the same proportion that each such subscriber’s Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. To ensure proper allocation of stock, each Eligible Account Holder must list on his subscription Order Form all accounts in which he had an ownership interest as of the Eligibility Record Date. Officers, directors, and their Associates may be Eligible Account Holders. However, if an officer, director, or his or her Associate receives subscription rights based on increased deposits in the year before the Eligibility Record Date, subscription rights based upon these increased deposits are subordinate to the subscription rights of other Eligible Account Holders.

A-9

Priority 2: Tax-Qualified Employee Plans. The Tax-Qualified Employee Plans shall be given the opportunity to purchase in the aggregate up to 4.9% of the shares issued and outstanding following the completion of the Stock Offering. In the event of an oversubscription in the Stock Offering, subscriptions for shares by the Tax-Qualified Employee Plans may be satisfied, in whole or in part, out of authorized but unissued shares of the Stock Holding Company subject to the maximum purchase limitations applicable to such plans as set forth herein, or may be satisfied, in whole or in part, through open market purchases by the Tax-Qualified Employee Plans subsequent to the closing of the Stock Offering.

Priority 3: Supplemental Eligible Account Holders. To the extent there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders, and the Tax-Qualified Employee Plans, each Supplemental Eligible Account Holder shall receive non-transferable subscription rights to subscribe for shares of Common Stock offered in the Stock Offering in an amount equal to the greater of $50,000, one-tenth of one percent (0.1%) of the total shares offered in the Stock Offering, or 15 times the product (rounded down to the nearest whole number) obtained by multiplying the total number of shares of Common Stock to be issued in the Stock Offering by a fraction, of which the numerator is the Qualifying Deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders, in each case on the Supplemental Eligibility Record Date and subject to the provisions of Section 7; provided that the Bank may, in its sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, increase such maximum purchase limitation to 5% of the maximum number of shares offered in the Stock Offering or decrease such maximum purchase limitation to 0.1% of the maximum number of shares offered in the Stock Offering, subject to the overall purchase limitations set forth in Section 7. In the event Supplemental Eligible Account Holders subscribe for a number of shares which, when added to the shares subscribed for by Eligible Account Holders and the Tax-Qualified Employee Plans, is in excess of the total shares offered in the Stock Offering, the subscriptions of Supplemental Eligible Account Holders will be allocated among subscribing Supplemental Eligible Account Holders so as to permit each subscribing Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares subscribed for. Thereafter, unallocated shares will be allocated to each subscribing Supplemental Eligible Account Holder whose subscription remains unfilled in the same proportion that such subscriber’s Qualifying Deposits on the Supplemental Eligibility Record Date bear to the total amount of Qualifying Deposits of all subscribing Supplemental Eligible Account Holders whose subscriptions remain unfilled. Directors, Officers and their associates do not qualify as Supplemental Eligible Account Holders.

A-10

Priority 4: Other Members. To the extent that there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders, the Tax-Qualified Employee Plans and Supplemental Eligible Account Holders, each Other Member shall receive non-transferable subscription rights to subscribe for shares of Common Stock offered in the Stock Offering in an amount equal to $50,000, provided that the Bank may, in its sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, increase such maximum purchase limitation to 5% of the maximum number of shares offered in the Stock Offering, or decrease such maximum purchase limitation to 0.1% of the maximum number of shares offered in the Stock Offering, subject to the overall purchase limitations set forth in Section 7. In the event Other Members subscribe for a number of shares which, when added to the shares subscribed for by the Eligible Account Holders, Tax-Qualified Employee Plans and Supplemental Eligible Account Holders, is in excess of the total number of shares offered in the Stock Offering, the subscriptions of such Other Members will be allocated among subscribing Other Members on a pro rata basis based on the size of such Other Members’ orders.

B.	Community Offering

Any shares of Common Stock not subscribed for in the Subscription Offering may be offered for sale in a Community Offering. This will involve an offering of all unsubscribed shares directly to the general public with a preference to those natural persons residing in the Community. The Community Offering, if any, shall be for a period of not more than 45 days unless extended by the Stock Holding Company and the Bank, and shall commence concurrently with, during or promptly after the Subscription Offering. The Stock Holding Company and the Bank may use one or more investment banking firms on a best efforts basis to sell the unsubscribed shares in the Subscription and Community Offering. The Stock Holding Company and the Bank may pay a commission or other fee to such investment banking firm(s) for shares sold by such firm(s) in the Subscription and Community Offering and may also reimburse such firm(s) for expenses incurred in connection with the sale. No Person may purchase more than $50,000 of Common Stock in the Community Offering, subject to the overall purchase limitations set forth in Section 7. In the event orders for Common Stock in the Community Offering exceed the number of shares available for sale, shares will be allocated (to the extent shares remain available) first to cover orders of natural persons residing in the Community, and, thereafter, to the extent any shares remain available, to cover orders of other members of the general public on a basis that will promote a widespread distribution of stock. In the event orders for Common Stock in each of these categories exceed the number of shares available for sale within such category, orders shall first be filled up to a maximum of two percent (2%) of the shares sold in the Stock Offering, and thereafter remaining shares will be allocated on an equal number of shares basis per order.

A-11

The Bank and the Stock Holding Company, in their sole discretion, may reject subscriptions, in whole or in part, received from any Person under this Section 6.B.

C.	Syndicated Community Offering or Firm Commitment Underwritten Offering

If feasible, any shares of Common Stock not sold in the Subscription Offering or in the Community Offering, if any, may be offered for sale to the general public by a selling group of broker-dealers in a Syndicated Community Offering, subject to terms, conditions and procedures, including the timing of the offering, as may be determined by the Bank and the Stock Holding Company, subject to the right of the Stock Holding Company, in its sole discretion, to accept or reject in whole or in part all orders in the Syndicated Community Offering. It is expected that the Syndicated Community Offering would commence as soon as practicable after termination of the Subscription Offering and the Community Offering, if any. The Syndicated Community Offering shall be completed within 45 days after the termination of the Subscription Offering, unless such period is extended as provided herein. No Person may purchase more than $50,000 of Common Stock in the Syndicated Community Offering, subject to the overall purchase limitations set forth in Section 7.

Alternatively, if feasible, the Board of Directors may determine to offer any shares of Common Stock not sold in the Subscription Offering and any Community Offering for sale in a Firm Commitment Underwritten Offering subject to such terms, conditions and procedures as may be determined by the Bank and the Stock Holding Company, subject to the right of the Stock Holding Company, in its sole discretion, to accept or reject in whole or in part any orders in the Firm Commitment Underwritten Offering. Provided the Subscription Offering has begun, the Stock Holding Company may begin the Firm Commitment Underwritten Offering at any time. Any Firm Commitment Underwritten Offering shall be completed within 45 days after the termination of the Subscription Offering, unless such period is extended as provided herein. No Person may purchase more than $50,000 of Common Stock in the Firm Commitment Underwritten Offering, subject to the overall purchase limitations set forth in Section 7.

If for any reason a Syndicated Community Offering or Firm Commitment Underwritten Offering of shares of Common Stock not sold in the Subscription Offering or any Community Offering cannot be effected and any shares remain unsold after the Subscription Offering and the Community Offering, if any, the Boards of Directors of the Stock Holding Company and the Bank will seek to make other arrangements for the sale of unsubscribed shares aggregating at least the minimum of the Offering Range. Such other arrangements will be subject to the receipt of any required approval of the Bank Regulators.

A-12

7.	Additional Limitations on Purchases of Common Stock

Purchases of Common Stock in the Stock Offering will be subject to the following purchase limitations:

A.	The aggregate amount of outstanding Common Stock of the Stock Holding Company owned or controlled by persons other than Mutual Holding Company at the close of the Stock Offering shall be less than 50% of the Stock Holding Company’s total outstanding Common Stock.

B.	The maximum purchase of Common Stock in the Subscription Offering by a Person or group of Persons through a single Deposit or Loan Account is $50,000. No Person by himself, with an Associate or group of Persons Acting in Concert, may purchase more than $100,000 of the Common Stock offered in the Stock Offering except that: (i) the Stock Holding Company may, in its sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, increase such maximum purchase limitation to 9.9% of the number of shares sold in the Stock Offering provided that the total number of shares purchased by Persons, their Associates and those Persons with whom they are Acting in Concert, to the extent such purchases exceed 5% of the shares sold in the Stock Offering, shall not exceed, in the aggregate, 10% (or such higher percentage as may be determined by the Board of Directors with the approval of the Bank Regulators) of the total number of the shares sold in the Offering; (ii) the Tax-Qualified Employee Plans may purchase up to 10% of the shares offered in the Stock Offering; and (iii) for purposes of this subsection 7.B. shares to be held by any Tax-Qualified Employee Plan and attributable to a Person shall not be aggregated with other shares purchased directly by or otherwise attributable to such Person.

C.	The aggregate amount of Common Stock acquired in the Stock Offering, plus all prior issuances by the Stock Holding Company, by any Non-Tax-Qualified Employee Plan or any Management Person and his or her Associates, exclusive of any shares of Common Stock acquired by such plan or Management Person and his or her Associates in the secondary market, shall not exceed 4.9% of the outstanding shares of Common Stock of the Stock Holding Company at the conclusion of the Stock Offering. In calculating the number of shares held by any Management Person and his or her Associates under this paragraph, shares held by any Tax-Qualified Employee Plan or Non-Tax-Qualified Employee Plan of the Stock Holding Company or the Bank that are attributable to such Person shall not be counted.

D.	The aggregate amount of Common Stock acquired in the Stock Offering, plus all prior issuances by the Stock Holding Company, by any Non-Tax-Qualified Employee Plan or any Management Person and his or her Associates, exclusive of any Common Stock acquired by such plan or Management Person and his or her Associates in the secondary market, shall not exceed 4.9% of the stockholders’ equity of the Stock Holding Company at the conclusion of the Stock Offering. In calculating the number of shares held by any Management Person and his or her Associates under this paragraph, shares held by any Tax-Qualified Employee Plan or Non-Tax-Qualified Employee Plan of the Stock Holding Company or the Bank that are attributable to such Person shall not be counted.

A-13

E.	The aggregate amount of Common Stock acquired in the Stock Offering, plus all prior issuances by the Stock Holding Company, by any one or more Tax-Qualified Employee Plans, exclusive of any shares of Common Stock acquired by such plans in the secondary market, shall not exceed 4.9% of the outstanding shares of Common Stock of the Stock Holding Company at the conclusion of the Stock Offering.

F.	The aggregate amount of Common Stock acquired in the Stock Offering, plus all prior issuances by the Stock Holding Company, by any one or more Tax-Qualified Employee Plans, exclusive of any shares of Common Stock acquired by such plans in the secondary market, shall not exceed 4.9% of the stockholders’ equity of the Stock Holding Company at the conclusion of the Stock Offering

G.	The amount of common stock that may be encompassed under all stock option plans and restricted stock plans of the Stock Holding Company may not exceed, in the aggregate, 25% of the outstanding shares of common stock of the Stock Holding Company held by persons other than the Mutual Holding Company at the conclusion of the Stock Offering.

H.	The aggregate amount of Common Stock acquired in the Stock Offering, plus all prior issuances by the Stock Holding Company, by all Non-Tax-Qualified Employee Plans or Management Persons and their Associates, exclusive of any Common Stock acquired by such plans or Management Persons and their Associates in the secondary market, shall not exceed 29% (or such higher percentage as may be set by the Board of Directors with the approval of the Bank Regulators) of the outstanding shares of Common Stock held by persons other than the Mutual Holding Company at the conclusion of the Stock Offering. In calculating the number of shares held by Management Persons and their Associates under this paragraph or paragraph I. below, shares held by any Tax-Qualified Employee Plan or Non-Tax-Qualified Employee Plan that are attributable to such persons shall not be counted.

I.	The aggregate amount of Common Stock acquired in the Stock Offering, plus all prior issuances by the Stock Holding Company, by all Non-Tax-Qualified Employee Plans or Management Persons and their Associates, exclusive of any Common Stock acquired by such plans or Management Persons and their Associates in the secondary market, shall not exceed 29% of the stockholders’ equity of the Stock Holding Company held by persons other than the Mutual Holding Company at the conclusion of the Stock Offering.

A-14

J.	Notwithstanding any other provision of this Stock Issuance Plan, no person shall be entitled to purchase any Common Stock to the extent such purchase would be illegal under any federal law or state law or regulation or would violate regulations or policies of the Financial Industry Regulatory Authority, particularly those regarding free riding and withholding. The Stock Holding Company and/or its agents may ask for an acceptable legal opinion from any purchaser as to the legality of such purchase and may refuse to honor any purchase order if such opinion is not timely furnished.

K.	The Board of Directors of the Stock Holding Company has the right in its sole discretion to reject any order submitted by a person whose representations the Board of Directors of the Stock Holding Company believes to be false or who it otherwise believes, either alone or Acting in Concert with others, is violating, circumventing, or intends to violate, evade or circumvent the terms and conditions of this Stock Issuance Plan.

L.	A minimum of 25 shares of Common Stock must be purchased by each Person purchasing shares in the Stock Offering to the extent those shares are available; provided, however, that in the event the minimum number of shares of Common Stock purchased times the price per share exceeds $500, then such minimum purchase requirement shall be reduced to such number of shares which when multiplied by the price per share shall not exceed $500, as determined by the Board.

Subscription rights afforded under this Stock Issuance Plan and by Bank Regulator requirements are non-transferable. No person may transfer, offer to transfer, or enter into any agreement or understanding to transfer, the legal or beneficial ownership of any subscription rights under this Stock Issuance Plan. No person may transfer, offer to transfer or enter into an agreement or understanding to transfer legal or beneficial ownership of any shares of Common Stock except pursuant to this Stock Issuance Plan.

EACH PERSON PURCHASING COMMON STOCK IN THE STOCK OFFERING WILL BE DEEMED TO CONFIRM THAT SUCH PURCHASE DOES NOT CONFLICT WITH THE PURCHASE LIMITATIONS IN THIS PLAN. ALL QUESTIONS CONCERNING WHETHER ANY PERSONS ARE ASSOCIATES OR A GROUP ACTING IN CONCERT OR WHETHER ANY PURCHASE CONFLICTS WITH THE PURCHASE LIMITATIONS IN THIS PLAN OR OTHERWISE VIOLATES ANY PROVISION OF THIS PLAN SHALL BE DETERMINED BY THE BANK IN ITS SOLE DISCRETION. SUCH DETERMINATION SHALL BE CONCLUSIVE, FINAL AND BINDING ON ALL PERSONS, AND THE BANK MAY TAKE ANY REMEDIAL ACTION INCLUDING, WITHOUT LIMITATION, REJECTING THE PURCHASE OR REFERRING THE MATTER TO THE BANK REGULATORS FOR ACTION, AS THE BANK MAY IN ITS SOLE DISCRETION DEEM APPROPRIATE.

8.	Payment for Stock

All payments for Common Stock subscribed for or ordered in the Stock Offering must be delivered in full to the Bank, together with a properly completed and executed Order Form, or purchase order in the case of the Syndicated Community Offering, on or prior to the expiration date specified on the Order Form or purchase order, as the case may be, unless such date is extended by the Bank; provided, that if the Employee Plans subscribe for shares of Common Stock during the Subscription Offering, such plans may pay for such shares at the Actual Purchase Price upon consummation of the Stock Offering. The Stock Holding Company or the Bank may make scheduled discretionary contributions to the ESOP provided such contributions from the Bank, if any, do not cause the Bank to fail to meet its regulatory capital requirements.

A-15

Payment for Common Stock shall be made either by personal check, bank draft or money order, or if a purchaser has a Deposit Account in the Bank, such purchaser may pay for the shares subscribed for by authorizing the Bank to make a withdrawal from the purchaser’s Deposit Account in an amount equal to the purchase price of such shares. Such authorized withdrawal, whether from a savings passbook or certificate account, shall be without penalty as to premature withdrawal. If the authorized withdrawal is from a certificate account, and the remaining balance does not meet the applicable minimum balance requirements, the certificate shall be canceled at the time of withdrawal, without penalty, and the remaining balance will earn interest at the Bank’s passbook rate. Funds for which a withdrawal is authorized will remain in the purchaser’s Deposit Account but may not be used by the purchaser until the Common Stock has been sold or the 45-day period (or such longer period as may be approved by the Bank Regulators) following the Stock Offering has expired, whichever occurs first. Thereafter, the withdrawal will be given effect only to the extent necessary to satisfy the subscription (to the extent it can be filled) at the Actual Purchase Price per share. Interest will continue to be earned on any amounts authorized for withdrawal until such withdrawal is given effect.

Subscription funds received prior to the completion of the Stock Offering will be held in a segregated deposit account at the Bank or, in the Bank’s discretion, at another federally insured depository institution. Interest on subscription funds made by personal check, bank draft or money order will be paid by the Bank at a rate no less than the Bank’s passbook rate. Such interest will be paid from the date payment is received by the Bank until consummation or termination of the Stock Offering. If for any reason the Stock Offering is not consummated, all payments made by subscribers in the Stock Offering will be refunded to them with interest. In case of amounts authorized for withdrawal from Deposit Accounts, refunds will be made by canceling the authorization for withdrawal.

9.	Manner of Exercising Subscription Rights Through Order Forms

As soon as practicable after the prospectus prepared by the Stock Holding Company and the Bank has been declared effective by the SEC, and the Bank Regulators have approved the Reorganization, copies of the prospectus and Order Forms will be distributed to all Eligible Account Holders, Supplemental Eligible Account Holders, Other Members and the Tax-Qualified Employee Plans at their last known addresses appearing on the records of the Bank for the purpose of subscribing for shares of Common Stock in the Subscription Offering and will be made available for use by those other persons to whom a prospectus is delivered.

Each Order Form will be preceded or accompanied by the prospectus describing the Stock Holding Company, the Bank, the Common Stock and the Subscription and Community Offerings. Each Order Form will contain, among other things, the following:

A-16

A.	A specified date by which all Order Forms must be received by the Bank, which date shall be not less than 20, nor more than 45 days, following the date on which the Order Forms are first mailed by the Bank, and which date will constitute the termination of the Subscription Offering;

B.	The purchase price per share for shares of Common Stock to be sold in the Subscription and Community Offerings;

C.	A description of the minimum and maximum number of shares of Common Stock that may be subscribed for pursuant to the exercise of Subscription Rights or otherwise purchased in the Community Offering;

D.	Instructions as to how the recipient of the Order Form must indicate thereon the number of shares of Common Stock for which such Person elects to subscribe and the available alternative methods of payment therefor;

E.	An acknowledgment that the recipient of the Order Form has received a final copy of the prospectus prior to execution of the Order Form;

F.	A statement indicating the consequences of failing to properly complete and return the Order Form, including a statement to the effect that all subscription rights are nontransferable, will be void at the end of the Subscription Offering, and can only be exercised by delivering to the Bank within the subscription period such properly completed and executed Order Form, together with a personal check, bank draft or money order in the full amount of the purchase price as specified in the Order Form for the shares of Common Stock for which the recipient elects to subscribe in the Subscription Offering (or by authorizing on the Order Form that the Bank withdraw said amount from the subscriber’s Deposit Account at the Bank); and

G.	A statement to the effect that the executed Order Form, once received by the Bank, may not be modified or amended by the subscriber without the consent of the Bank.

Notwithstanding the above, the Bank and the Stock Holding Company reserve the right in their sole discretion to accept or reject orders received on photocopied or facsimiled Order Forms.

10.	Undelivered, Defective or Late Order Form; Insufficient Payment

In the event Order Forms (a) are not delivered and are returned to the Bank by the United States Postal Service or the Bank is unable to locate the addressee, (b) are not received back by the Bank or are received by the Bank after the expiration date specified thereon, (c) are defectively filled out or executed, (d) are not accompanied by the full required payment for the shares of Common Stock subscribed for (including cases in which Deposit Accounts from which withdrawals are authorized are insufficient to cover the amount of the required payment), or (e) are not mailed pursuant to a “no mail” order placed in effect by the account holder, the subscription rights of the Person to whom such rights have been granted will lapse as though such Person failed to return the completed Order Form within the time period specified thereon; provided, that the Bank may, but will not be required to, waive any immaterial irregularity on any Order Form or require the submission of corrected Order Forms or the remittance of full payment for subscribed shares by such date as the Bank may specify. The interpretation by the Bank of terms and conditions of this Stock Issuance Plan and of the Order Forms will be final, subject to the authority of the Bank Regulators.

A-17

11.	Completion of the Stock Offering

The Stock Offering will be terminated if not completed within 90 days from the date on which the Stock Issuance Plan is approved by the Bank Regulators, unless an extension is approved by the Bank Regulators.

12.	Market for Common Stock

If the Stock Holding Company has more than 100 stockholders of any class of stock upon completion of the Stock Offering, the Stock Holding Company shall use its best efforts to:

(i)	encourage and assist a Market Maker to establish and maintain a market for that class of stock; and

(ii)	list that class of stock on a national or regional securities exchange, or on the Nasdaq quotation system.

13.	Stock Purchases by Management Persons After the Stock Offering

For a period of three years after the Stock Offering, no Management Person or his or her Associates may purchase, without the prior written approval of the Bank Regulators, any Common Stock of the Stock Holding Company, except from a broker-dealer registered with the SEC, except that the foregoing shall not apply to:

A.	Negotiated transactions involving more than 1% of the outstanding stock in the class of stock; or

B.	Purchases of stock made by and held by any Tax-Qualified or Non-Tax Qualified Employee Plan even if such stock is attributable to Management Persons or their Associates.

14.	Resales of Stock by Directors and Officers

Common Stock purchased by Management Persons and their Associates in the Stock Offering may not be resold for a period of at least one year following the date of purchase, except in the case of death of a Management Person or an Associate.

15.	Stock Certificates

Each stock certificate if issued shall bear a legend giving appropriate notice of the restrictions set forth in Section 14 above. Appropriate instructions shall be issued to the Stock Holding Company’s transfer agent with respect to applicable restrictions on transfers of such stock. Any shares of stock issued as a stock dividend, stock split or otherwise with respect to such restricted stock, shall be subject to the same restrictions as apply to the restricted stock.

A-18

16.	Restriction on Financing Stock Purchases

The Stock Holding Company and the Bank will not loan funds to any Person to purchase Common Stock in the Stock Offering, and will not knowingly offer or sell any of the Common Stock to any Person whose purchase would be financed by funds loaned to the Person by the Stock Holding Company, the Bank or any Affiliate.

17.	Stock Benefit Plans and Employment Agreements

A.       The Stock Holding Company and the Bank are authorized to adopt Tax-Qualified Employee Plans in connection with the Reorganization, including without limitation, an ESOP. Existing as well as any newly created Tax-Qualified Employee Plans may purchase shares of Common Stock in the Stock Offering, to the extent permitted by the terms of such benefit plans and this Stock Issuance Plan.

B.       The Stock Holding Company and the Bank are authorized to adopt stock option plans, restricted stock plans and other Non-Tax-Qualified Employee Plans no sooner than six months after the completion of the Reorganization and Stock Offering, provided that such stock plans conform to any applicable requirements of Regulations, and the Stock Holding Company intends to implement such stock plans after the completion of the Reorganization and Stock Offering, subject to any necessary stockholder approvals.

C.       The Stock Holding Company and the Bank are authorized to enter into employment and other compensation agreements with their executive officers, subject to any applicable requirements of Regulations.

18.	Post-Reorganization Filing and Market Making

It is likely that there will be a limited market for the Common Stock sold in the Stock Offering, and purchasers must be prepared to hold the Common Stock for an indefinite period of time. If the Stock Holding Company has more than 35 stockholders of any class of stock upon completion of the Stock Offering, the Stock Holding Company shall register its Common Stock with the SEC pursuant to the Exchange Act, and shall undertake not to deregister such Common Stock for a period of three years thereafter.

19.	Payment of Dividends and Repurchase of Stock

The Stock Holding Company may not declare or pay a cash dividend on its Common Stock if the effect thereof would cause the regulatory capital of the Stock Holding Company to be reduced below any applicable regulatory capital requirement. Otherwise, the Stock Holding Company may declare dividends or make other capital distributions subject to compliance with any applicable Regulations. Following completion of the Stock Offering, the Stock Holding Company may repurchase its Common Stock consistent with Section 239.8(c) of the Federal Reserve’s Regulations relating to stock repurchases, as long as such repurchases do not cause the regulatory capital of the Stock Holding Company to be reduced below any applicable regulatory capital requirement. The Mutual Holding Company may from time to time purchase Common Stock of the Stock Holding Company, subject to compliance with any applicable Regulations. Subject to any notice or approval requirements of the Federal Reserve, including the requirements of 12 C.F.R. § 239.8(d), the Mutual Holding Company may waive its right to receive dividends declared by the Stock Holding Company.

A-19

20.	Reorganization and Stock Offering Expenses

In accordance with the regulations of the Bank Regulators, the expenses incurred by the Bank and the Stock Holding Company in effecting the Reorganization and the Stock Offering will be reasonable. Exhibit L attached to the Plan of Reorganization contains an estimate of the expenses to be incurred by the Bank in connection with the Reorganization and Stock Offering.

21.	Residents of Foreign Countries and Certain States

The Stock Holding Company will make reasonable efforts to comply with the securities laws of all States in the United States in which Persons entitled to subscribe for shares of Common Stock pursuant to this Stock Issuance Plan reside. However, no such Person will be issued subscription rights or be permitted to purchase shares of Common Stock in the Subscription Offering if such Person resides in a foreign country or resides in a state of the United States with respect to which any of the following apply: (A) a small number of Persons otherwise eligible to subscribe for shares under this Plan reside in such state; (B) the issuance of subscription rights or the offer or sale of shares of Common Stock to such Persons would require the Stock Holding Company, under the securities laws of such state, to register as a broker, dealer, salesman or agent or to register or otherwise qualify its securities for sale in such state; or (C) such registration or qualification would be impracticable for reasons of cost or otherwise.

22.	Interpretation

All interpretations of this Stock Issuance Plan and application of its provisions to particular circumstances by a majority of the Board of Directors of the Bank shall be final, subject to the authority of the Bank Regulators.

23.	Amendment or Termination of the Stock Issuance Plan

This Stock Issuance Plan may be amended or terminated in the same manner as the Plan of Reorganization.

Unless an extension is granted by the Bank Regulators (which extension, with respect to the DFI, shall be requested in writing for good cause shown and approved in writing by the DFI), the Stock Issuance Plan shall be terminated if not completed within 90 days of the date of its approval by the Bank Regulators. The Plan shall be terminated if the Reorganization is not completed within 24 months from the date upon which the Members approve the Plan, and may not be extended by the Bank or the Bank Regulators.

Dated: September 6, 2018

A-20

EXHIBIT B

PLAN OF MERGER

AGREEMENT OF MERGER BETWEEN

THE EQUITABLE BANK, S.S.B.

AND EQUITABLE INTERIM BANK II

THIS AGREEMENT OF MERGER (the “Merger Agreement”) dated as of ______ ___, 2019, is made by and between The Equitable Bank, S.S.B., a Wisconsin-chartered savings bank (the “Bank”) and Equitable Interim Bank II, an interim Wisconsin-chartered savings bank (“Interim Two”).

R E C I T A L S :

1.       The Bank is a Wisconsin-chartered savings bank that prior to the transactions contemplated by this Merger Agreement and the Plan of Reorganization of The Equitable Bank, S.S.B. from a Mutual Savings Bank to a Mutual Holding Company (the “Plan”) was a Wisconsin-chartered mutual savings bank.

2.       Interim Two is a Wisconsin-chartered stock savings bank that prior to the transactions contemplated by this Merger Agreement and the Plan was the wholly owned subsidiary of Equitable Interim Bank I (“Interim One”), an interim Wisconsin savings bank and the wholly owned subsidiary of the Bank.

3.       Contemporaneously with the transactions contemplated by this Merger Agreement, Interim One shall exchange its charter for that of TEB MHC, a Wisconsin-chartered mutual holding company (the “MHC”), the Bank will convert to a stock savings bank whereby its members will constructively receive shares of stock in the stock savings bank for their membership interests in the mutual savings bank and Interim Two shall merge with and into the Bank, all of the initially issued stock of the Bank will be transferred by the former members of the mutual savings bank to the MHC in exchange for membership interests in the MHC, the MHC will contribute the capital stock of the Bank to TEB Bancorp, Inc. (the “Holding Company”), and the Bank will become a wholly owned subsidiary of the Holding Company.

4.       At least two-thirds of the members of the boards of directors of the Bank and Interim Two have approved this Merger Agreement under which Interim Two shall be merged with and into the Bank with the Bank as the surviving or resulting institution, and authorized the execution and delivery thereof.

NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto have agreed as follows:

1.       Merger. At and on the Effective Date of the merger between the Bank and Interim Two (the “Merger”), all of the initially issued stock of the Bank will be transferred to the MHC in exchange for membership interests in the MHC, the MHC will contribute the capital stock of the Bank to the Holding Company, and the Bank will become a wholly owned subsidiary of the Holding Company

B-1

2.       Effective Date. The Merger shall not be effective until and unless it is approved by the Commissioner of the Wisconsin Department of Financial Institutions (the “Department”), after approval by a majority of the outstanding votes entitled to be cast by members of the Bank.

3.       Name. The name of the Resulting Institution shall be The Equitable Bank, S.S.B.

4.       Offices. The main banking office of the Resulting Institution shall be 2290 North Mayfair Road, Wauwatosa, Wisconsin 53226.

5.       Directors and Officers. The directors and officers of the Bank immediately prior to the Effective Date shall be the directors and officers of the Resulting Institution after the Effective Date.

6.       Rights and Duties of the Resulting Institution. At the Effective Date, Interim Two shall be merged with and into the Bank (the “Resulting Institution”). The business of the Resulting Institution shall be that of a Wisconsin savings bank as provided in its Articles of Incorporation. All assets, rights, interests, privileges, powers, franchises and property (real, personal and mixed) of Interim Two shall be automatically transferred to and vested in the Resulting Institution by virtue of such Merger without any deed or other document of transfer. The Resulting Institution, without any order or action on the part of any court or otherwise and without any documents of assumption or assignment, shall hold and enjoy all of the properties, franchises and interests, including appointments, powers, designations, nominations and all other rights and interests as the agent or other fiduciary in the same manner and to the same extent as such rights, franchises, and interests and powers were held or enjoyed by Interim Two. The Resulting Institution shall be responsible for all of the liabilities, restrictions and duties of every kind and description of Interim Two, immediately prior to the Merger, including liabilities for all debts, obligations and contracts of Interim Two, matured or unmatured, whether accrued, absolute, contingent or otherwise and whether or not reflected or reserved against on balance sheets, books or accounts or records of Interim. The stockholders of the Bank shall possess all voting rights with respect to the shares of stock of the Bank. All rights of creditors and other obligees and all liens on property of Interim Two shall be preserved and shall not be released or impaired.

7.       Other Terms. All terms used in this Merger Agreement shall, unless defined herein, have the meanings set forth in the Plan. The Plan is incorporated herein by this reference and made a part hereof to the extent necessary or appropriate to effect and consummate the terms of the Merger Agreement and the mutual holding company reorganization of the Bank.

B-2

IN WITNESS WHEREOF, the Bank and Interim Two have caused this Merger Agreement to be executed as of the date first above written.

THE EQUITABLE BANK, S.S.B.
(a Wisconsin savings bank)

ATTEST:

By:
Erin K. Arneson	John P. Matter
Secretary	President and Chief Executive Officer

EQUITABLE INTERIM BANK II
(a Wisconsin savings bank)

ATTEST:

By:
Erin K. Arneson	John P. Matter
Secretary	President and Chief Executive Officer

B-3

EXHIBIT C

ARTICLES OF INCORPORATION OF MUTUAL HOLDING COMPANY

ARTICLES OF INCORPORATION

OF

TEB MHC

A Wisconsin Mutual Holding Company

ARTICLE 1

The name of the mutual holding company is TEB MHC (the “Mutual Holding Company”).

ARTICLE II

The purpose of the Mutual Holding Company is to engage in any lawful activity within the purposes for which a mutual holding company of a savings bank may be organized and operated under Chapter 214 of the Wisconsin Statutes.

ARTICLE III

The capital of the Mutual Holding Company is unlimited.

ARTICLE IV

The number of directors shall be fixed in the Bylaws, but may not be less than five.

ARTICLE V

Membership in the Mutual Holding Company is governed by Chapter 214 of the Wisconsin Statutes.

ARTICLE VI

The address of the Mutual Holding Company’s home office at the time of adoption of these Articles is 2290 North Mayfair Road, Wauwatosa, Wisconsin 53226.

C-1

CERTIFICATE OF AUTHORIZED OFFICER

I, the undersigned officer of TEB MHC hereby certify that the foregoing Articles of Incorporation were presented for consideration at our special meeting of the members held on ________________________. A statement of the nature of the articles was included in the notice of the special meeting. I further certify that the Articles of Incorporation were adopted by a vote of ______________ to _______________ votes in favor of the resolution representing a majority of the total number of votes eligible to be cast.

Executed in duplicate and corporate seal affixed this _____ day of ________________, 201____.

_________________________
John P. Matter
President and Chief Executive Officer

C-2

EXHIBIT D

BYLAWS OF MUTUAL HOLDING COMPANY

BYLAWS

TEB MHC

1.01	HOME OFFICE. The home office of TEB MHC (the “Mutual Holding Company”) is located at 2290 North Mayfair Road, Wauwatosa, Wisconsin 53226.

2.01	MEMBERSHIP. On the effective date of reorganization of The Equitable Bank, S.S.B. (the “Savings Bank”), the savings bank subsidiary of the Mutual Holding Company, into the mutual holding company structure, the owners of deposit accounts in the Savings Bank become members of the Mutual Holding Company, their membership rights in the Savings Bank end and their membership rights in the Mutual Holding Company begin.

Each person holding a deposit account in the Savings Bank, unless the deposit account is evidenced by a negotiable certificate of deposit that is not in registered form, is a member of the Mutual Holding Company. The rights of membership are subject to these bylaws, the Mutual Holding Company’s articles of incorporation, the Wisconsin statutes, administrative rules and such resolutions as the Mutual Holding Company’s board of directors may adopt which are consistent with the bylaws, articles, statutes and rules.

Membership in the Mutual Holding Company ends if the member withdraws the full withdrawal value of all deposit accounts in the Savings Bank. A member who requests the full withdrawal value of the member’s deposit accounts remains a member until the withdrawal value is paid in full.

3.01	MEETING OF MEMBERS. (1) PLACE OF MEETINGS. Annual and special meetings shall be held at the Mutual Holding Company’s home office or another place in the same county, determined by the board of directors if specifically designated in the notice of meeting.

(2)	ANNUAL MEETING. The annual meeting of members of the Mutual Holding Company for the election of directors and the transaction of any other business will be held within 120 days after the end of the fiscal year.

(3)	SPECIAL MEETINGS. Special meetings of members may be called at any time by the chairperson of the board, the president, the board of directors, the Wisconsin Division of Banking (the “Division of Banking”) or, upon the written request of at least 20% of the members of record. In the latter situation, the secretary of the Mutual Holding Company, or a person designated to act in the secretary’s absence, will call a special meeting to be held within 60 days after delivery of the request. The Division of Banking may call a special meeting with not less than seven days written or oral notice. Such request by members shall include the member’s account numbers for identification purposes, signature, and date of signature. All requests for special meetings must indicate the purpose for which the meeting is to be called. Written requests for special meetings must be delivered to the Mutual Holding Company’s home office and addressed to its secretary and shall be signed within the 60-day period immediately preceding delivery.

D-1

(4)	CONDUCT OF MEMBERS’ MEETINGS. All members’ meetings will be conducted in accordance with written procedural rules adopted by the board of directors, with copies of such procedures available to the members. The chief executive officer, or in his or her absence, an officer designated by resolution of the board of directors, or in the absence of such designation, any person chosen by the members present, will preside over the meeting. The secretary of the Mutual Holding Company will act as secretary of all members’ meetings, but in his or her absence, another person will be appointed by the presiding officer to act in that capacity.

(5)	NOTICE OF MEMBERS’ MEETINGS. The secretary will cause notice of the place, day, hour and purpose of a meeting of members to be given at least 10 days but not more than 40 days before the meeting by: (a) mailing a notice to each member at the member’s last known post office address as shown on the books of the Savings Bank; or (b) publishing the notice in a newspaper of general circulation in each community in which the Savings Bank maintains an office. In addition, the notice will be posted in a conspicuous place in each of the Savings Bank’s offices during the 10 days immediately preceding the date on which the meeting will convene. For an annual meeting, the notice will so state and will contain an agenda of the meeting.

(6)	QUORUM. A quorum will be at least one-third of the total number of votes entitled to be cast, either in person or by proxy.

(7)	VOTING. The members entitled to vote at a meeting of members are those depositors of the Savings Bank who were members of record at the end of a day determined by the board which shall be not fewer than 10 days nor more than 60 days preceding the date of the first day of a meeting, except persons who have since ceased to be members. Unless a greater number or margin of votes is required by law, the Mutual Holding Company’s articles of incorporation or these bylaws, a majority of all votes cast at a meeting of members determined any question. A member of a Mutual Holding Company shall have one vote for each $100 or additional fraction of $100 of the combined withdrawal value of the member’s deposit accounts in the Savings Bank.

(8)	PROXIES. Members may vote in person or by written proxy. All proxies solicited by the Mutual Holding Company’s board of directors and given to the board, a committee established by the board of directors, or an individual designated by the board of directors, shall be voted as directed by a majority vote of the Mutual Holding Company’s entire board of directors except that a four-fifths vote of the entire board of directors shall be required to exercise proxies in favor of a resolution to amend or repeal and recreate the bylaws. Except for the board of directors or its designee, any individual or other person or entity that wishes to solicit the proxies of five or more members of the Mutual Holding Company must first deliver written notice of intent to so solicit to the home office of the Mutual Holding Company, addressed to the secretary, at least sixty days prior to commencing the solicitation. Said notice must contain the specific purpose of such solicitation. A proxy shall be in writing and signed by the member or the member’s authorized representative. Unless specified in the proxy, a proxy filed with the secretary shall continue in force until revoked by a written notice to the secretary or superseded by another proxy.

D-2

(9)	NEW BUSINESS. Any new business proposed to be conducted at an annual meeting of members must be stated in writing and the writing must be delivered to the Mutual Holding Company’s home office, addressed to its secretary, at least 20 days before the meeting. All new business so stated and delivered will be considered at the annual meeting, but no other proposal may be acted upon. No new business may be acted upon at a special meeting unless that business has been stated in the notice of the special meeting.

4.01	BOARD OF DIRECTORS. (1) DIRECTORS, (a) Number. The number of directors comprising the Mutual Holding Company’s board of directors shall be set by resolution of the board of directors but shall consist of not fewer than five (5) members or more than fifteen (15).

(b)	Term. The term of each director is three years, or until his or her death, resignation, removal or a successor is elected and qualified. The terms of directors will be staggered in a manner that will provide for the election of approximately one-third of the board of directors each year.

(c)	Qualifications. Directors must be adults and at least two-thirds of the directors must be residents of Wisconsin.

(d)	Vacancies. In case of a vacancy on the board of directors, a majority of the remaining directors may elect a qualified member to fill the vacancy until the next annual meeting of members. At that annual meeting, the members shall elect a qualified person to serve for the duration of the unexpired term.

(e)	Nomination and election. 1. At least 30 days before each annual meeting of members, the chief executive officer must, with the approval of the board of directors, appoint a nominating committee of three members of the Mutual Holding Company. No person may stand for election and no director may stand for reelection on a slate of candidates nominated by a committee of which he or she was a member. The committee will nominate at least one qualified member of the Mutual Holding Company to fill each vacancy on the board of directors and to succeed each director whose term will expire at the annual meeting. Nomination made by the nominating committee must be in writing and must be signed by a majority of members of its members.

2.	Any member of the Mutual Holding Company, acting in his or her own membership capacity, may nominate a qualified member of the Mutual Holding Company to fill any vacancy on the board of directors or to succeed each director whose term will expire at the annual meeting. Nominations made by a member acting in his or her own membership capacity must be in writing and signed by the member.

D-3

3.	All nominations must be delivered to the Mutual Holding Company’s home office addressed to its secretary at least 20 days before the annual meeting of members. The secretary must cause a list of the names of qualified persons whose nominations for the office of director have been duly filed to be posted in a prominent place in each office of the Savings Bank for a period of at least 10 days before the date of the annual meeting.

4.	No other nomination may be considered at the annual meeting. However, if no nomination has been made by either the nominating committee or by a member as provided above, or if the number of qualified persons nominated is not sufficient to fill the vacancies, nominations may be made from the floor by members in attendance at the annual meeting.

(f)	Resignation. A director may resign at any time by delivering a written resignation to the Mutual Holding Company’s home office addressed to the Mutual Holding Company’s secretary. The resignation shall take effect upon its receipt or at such later date as may be specified in the notice. Unless excused by a resolution of the board of directors, more than 3 consecutive absences from regular meetings of the board automatically constitutes a resignation.

(g)	Removal. The board may remove a director for a violation of Chapter 214 of the Wisconsin statutes, a rule or order of the Division of Banking, the articles of incorporation, the bylaws, or any other state or federal law governing mutual holding company operations or whenever, in the board’s judgment, removal is in the best interests of the Mutual Holding Company. A director may only be removed after being afforded an opportunity to be heard by the board.

(2)	MEETINGS OF THE BOARD OF DIRECORS. (a) Regular meetings. Regular meetings of the board of directors will be held at a place, hour and date specified by a resolution of the board.

(b)	Special meetings. Special meetings of the board of directors may be called by the secretary of a person designated to act in the secretary’s absence at the written request of the president, the chairperson of the board, or a majority of the board’s members. Each special meeting must be held upon at least three days notice to each director given either personally or by electronic mail or upon at least five days notice by mail, unless the director attends the meeting and does not object to the transaction of business because of improper notice or unless notice is waived in writing by each director at, before or after the meeting.

D-4

(c)	Action by unanimous consent. Any action required or permitted to be taken at a meeting by the board of directors or a committee of the board of directors may be taken without a meeting if all the directors consent to the action in writing.

(d)	Quorum. A majority of the directors constitutes a quorum. A majority of the quorum may approve the business of the meeting.

(e)	Conduct of meetings. Meetings of the board of directors will be conducted in accordance with the most recent available edition of Robert’s Rules of Order, unless other written procedural rules are adopted by the board. The meeting shall be chaired by the chairperson of the board, or in the chairperson’s absence a director designated by the chairperson, or in their absence any director chosen by the directors present. The act of the majority of the directors present at any meeting at which there is a quorum is the act of the board, unless the act of a greater number is required by law, the Mutual Holding Company’s articles of incorporation or these bylaws.

(f)	Vote on merger or change in form. The affirmative vote of four-fifths of the directors present at a meeting at which a quorum is present shall be required to make a resolution an effective act of the board if such resolution approves a change in the form of governance of the Mutual Holding Company to any form other than that of a mutual holding company, or if such resolution approves an absorption of or by the Mutual Holding Company, a liquidation, or a merger of the Mutual Holding Company with another institution.

(3)	POWERS. To the extent that its actions are not contrary to law, the Mutual Holding Company’s articles of incorporation, or these bylaws, the board of directors may:

(a)	Form committees. Create committees which it deems necessary and prescribe for each committee its duties an authority. Committee members will be appointed by the chief executive officer with the approval of the board.

(b)	Remove personnel. Remove any employee or committee member at any time with or without cause and any officer if the board determined that removal is in the best interest of the Mutual Holding Company.

(c)	Extend leniency. Extend leniency to borrowers in difficult economic circumstances and compromise and settle any debts or claims of the Mutual Holding Company.

(d)	Act on applications for membership. Accept or reject any application for membership.

D-5

(e)	Make donations. Approve donations of the Mutual Holding Company for the public welfare or for charitable, scientific, religious or educational purposes.

(f)	Exercise other powers. Exercise any other powers of the Mutual Holding Company not expressly reserved to the members.

5.01	OFFICERS. (1) DESIGNATION. Each year, at the meeting of the board of directors following the annual meeting of members, the board of directors will elect a director to serve as chairperson of the board and will elect a president, secretary, treasurer, one or more vice presidents, and any other Mutual Holding Company officers it designates by resolution. The Mutual Holding Company’s chief executive officer shall be a director. One person may hold two or more offices, but the chief executive officer may not hold the office of secretary or treasurer.

(2)	TERM OF OFFICE. The term of each officer is one year or until his or her successor is elected and qualified, unless the officer is removed earlier by law or in accordance with these bylaws.

(3)	VACANCIES. If a vacancy in any office arises, the directors will, as soon as practicable, fill the vacancy for the then unexpired term.

(4)	DUTIES. (a) Chief executive officer. The chief executive officer will serve on a full time basis and shall have responsibility for the general management and control of the affairs and business of the Mutual Holding Company.

(b)	Other officers. Each officer of the Mutual Holding Company shall perform the duties assigned to his or her office by the board of directors or by state and federal law, the Mutual Holding Company’s articles of incorporation, or these bylaws.

6.01	INDEMNIFICATION. The Mutual Holding Company shall indemnify any present or former officer, director, employee or agent to the extent authorized for mutual savings and loan associations under ss. 215.525 of the Wisconsin statutes.

7.01	DELIVERY OF MATERIALS TO THE MUTUAL HOLDING COMPANY. All materials that these bylaws require to be delivered to the Mutual Holding Company may be delivered in person or by certified mail. When delivered by certified mail, they are deemed delivered when deposited in the United States mail.

8.01	FISCAL YEAR. The fiscal year of the Mutual Holding Company begins on July 1 and ends on June 30.

9.01	DISTRIBUTIONS OF EARNINGS AND NET WORTH. When earnings of the Mutual Holding Company are distributed to members, the distribution will be made on the basis of the amount on deposit in each member’s deposit account at the Savings Bank, at a rate or rates determined by the Savings Bank’s agreement with the member. In the event of liquidation, all owners of deposit accounts will share in the Mutual Holding Company’s net worth, pro rata to the balance in their deposit accounts.

D-6

10.01	CORPORATE SEAL. The corporate seal of the Mutual Holding Company consists of two concentric circles between which the name of the Mutual Holding Company appears. The words “corporate seal” appear at its center.

11.01	AMENDMENTS. (1) BY MEMBERS. The members of the Mutual Holding Company may amend these bylaws or repeal them and adopt new bylaws by the affirmative vote of a majority of all votes cast at a meeting of members. The effective date of changes to the bylaws approved by members as provided herein shall be three years from the date approved by the Division of Banking. Any such changes proposed by members will be considered at a meeting of members upon the written request of 20% of all members, such requests shall include the member’s account numbers for identification purposes, signature, date of signature and the specific change to be considered. All such requests shall be delivered to the secretary of the Mutual Holding Company at the home office and shall be signed within the sixty-day period immediately preceding such delivery. Said delivery of such requests must be at least sixty days before the members’ meeting wherein the proposed changes will be voted on. However, if the board of directors approves of such changes by a four-fifths vote, the effective date shall be the date of approval by the Division of Banking.

(2)	BY DIRECTORS. These bylaws may be amended or may be repealed and new bylaws adopted by the board of directors upon an affirmative vote of at least four-fifths of the directors present at a meeting of directors at which a quorum is present.

(3)	EFFECTIVE DATE. No amendment to these bylaws will take effect until it has been filed with and approved by the Division of Banking.

D-7

EXHIBIT E

ARTICLES OF INCORPORATION OF STOCK HOLDING COMPANY

ARTICLES OF INCORPORATION

TEB BANCORP, INC.

The undersigned, Edward A. Quint, whose address is 5335 Wisconsin Avenue, N.W., Suite 780, Washington, D.C. 20015, being at least eighteen years of age, acting as incorporator, does hereby form a corporation under the general laws of the State of Maryland, having the following Articles of Incorporation (the “Articles”):

ARTICLE 1. Name. The name of the corporation is TEB Bancorp, Inc. (herein, the “Corporation”).

ARTICLE 2. Principal Office. The address of the principal office of the Corporation in the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, Maryland 21202.

ARTICLE 3. Purpose. The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force.

ARTICLE 4. Resident Agent. The name and address of the registered agent of the Corporation in the State of Maryland is CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, Maryland 21202. Said resident agent is a Maryland corporation.

ARTICLE 5. Capital Stock

A.       Authorized Stock. The total number of shares of capital stock of all classes that the Corporation has authority to issue is twenty-five million (25,000,000) shares, consisting of:

1.      five million (5,000,000) shares of preferred stock, par value one cent ($0.01) per share (the “Preferred Stock”); and

2.      twenty million (20,000,000) shares of common stock, par value one cent ($0.01) per share (the “Common Stock”).

The aggregate par value of all the authorized shares of capital stock is two hundred and fifty thousand dollars ($250,000). Except to the extent required by governing law, rule or regulation, the shares of capital stock may be issued from time to time by the Board of Directors without further approval of the stockholders of the Corporation. The Corporation shall have the authority to purchase its capital stock out of funds lawfully available therefor, which funds shall include, without limitation, the Corporation’s unreserved and unrestricted capital surplus. The Board of Directors, pursuant to a resolution approved by a majority of the Whole Board (rounded up to the nearest whole number), and without action by the stockholders, may amend these Articles to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue. For the purposes of these Articles, the term “Whole Board” shall mean the total number of directors that the Corporation would have if there were no vacancies on the Board of Directors at the time any such resolution is presented to the Board of Directors for adoption.

E-1

B.       Common Stock. Except as provided under the terms of any series of Preferred Stock and as limited by Section D of this Article 5, the exclusive voting power shall be vested in the Common Stock. Except as otherwise provided in these Articles, each holder of the Common Stock shall be entitled to one vote for each share of Common Stock standing in the holder’s name on the books of the Corporation. Subject to any rights and preferences of any series of Preferred Stock, holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors out of funds lawfully available therefor. Upon the liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them, respectively, after: (i) payment or provision for payment of the Corporation’s debts and liabilities; and (ii) distributions or provisions for distributions to holders of any class or series of stock having a preference over the Common Stock in the liquidation, dissolution or winding up of the Corporation.

C.       Preferred Stock. The Board of Directors is hereby expressly authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each such series, and to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of each such series. The number of authorized shares of the Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required by law or pursuant to the terms of such Preferred Stock. The power of the stockholders to increase or decrease the authorized shares of the Preferred Stock shall not limit any of the powers of the Board of Directors provided under these Articles.

D.       Restrictions on Voting Rights of the Corporation’s Equity Securities.

1.      Notwithstanding any other provision of these Articles, in no event shall the record owner (or if more than one record owner, all such record owners taken as a group) of any outstanding Common Stock that is beneficially owned, directly or indirectly, by a Person (other than TEB MHC, the mutual holding company parent of the Corporation) who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding shares of Common Stock (the “Limit”), be entitled, or permitted to any vote in respect of the shares held in excess of the Limit. The number of votes that may be cast by any particular record owner by virtue of the provisions hereof in respect of Common Stock beneficially owned by such Person owning shares in excess of the Limit (a “Holder in Excess”) shall be a number equal to the total number of votes that a single record owner of all Common Stock owned by such Holder in Excess would be entitled to cast after giving effect to the provisions hereof, multiplied by a fraction, the numerator of which is the number of shares of such class or series that are both (i) beneficially owned by such Holder in Excess and (ii) owned of record by such particular record owner, and the denominator of which is the total number of shares of Common Stock beneficially owned by such Holder in Excess. The provisions of this Section D of this Article 5 shall not be applicable if, before the Holder in Excess acquired beneficial ownership of such shares in excess of the Limit, such acquisition was approved by a majority of the “Unaffiliated Directors.” For this purpose, the term “Unaffiliated Director” means any member of the Board of Directors who is unaffiliated with the Holder in Excess and was a member of the Board of Directors prior to the time that the Holder in Excess became such, and any director who is thereafter chosen to fill any vacancy on the Board of Directors and who is elected and who, in either event, is unaffiliated with the Holder in Excess and in connection with his or her initial assumption of office is recommended for appointment or election by a majority of the Unaffiliated Directors then serving on the Board of Directors.

E-2

2.      The following definitions shall apply to this Section D of this Article 5.

(a)	An “affiliate” of a specified Person shall mean a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

(b)	“Beneficial ownership” shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 (or any successor rule or statutory provision), or, if said Rule 13d-3 shall be rescinded and there shall be no successor rule or statutory provision thereto, pursuant to said Rule 13d-3 as in effect on December 31, 2016; provided, however, that a Person shall, in any event, also be deemed the “beneficial owner” of any Common Stock:

(1)	that such Person or any of its affiliates beneficially owns, directly or indirectly; or

(2)	that such Person or any of its affiliates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of an agreement, contract, or other arrangement with the Corporation to effect any transaction of the type described in clause (i) or (ii) of the first sentence of Article 9 hereof) or upon the exercise of conversion rights, exchange rights, warrants, or options or otherwise, or (ii) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such Person nor any such affiliate is otherwise deemed the beneficial owner); or

E-3

(3)	that are beneficially owned, directly or indirectly, by any other Person with which such first mentioned Person or any of its affiliates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation; and provided further, however, that (i) no director or officer of the Corporation (or any affiliate of any such director or officer) shall, solely by reason of any or all of such directors or officers acting in their capacities as such, be deemed, for any purposes hereof, to beneficially own any Common Stock beneficially owned by any other such director or officer (or any affiliate thereof), and (ii) neither any employee stock ownership or similar plan of the Corporation or any subsidiary of the Corporation nor any trustee with respect thereto (or any affiliate of such trustee) shall, solely by reason of such capacity of such trustee, be deemed, for any purposes hereof, to beneficially own any Common Stock held under any such plan. For purposes of computing the percentage of beneficial ownership of Common Stock of a Person, the outstanding Common Stock shall include shares deemed owned by such Person through application of this subsection but shall not include any other shares of Common Stock that may be issuable by the Corporation pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise. For all other purposes, the outstanding Common Stock shall include only Common Stock then outstanding and shall not include any Common Stock that may be issuable by the Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise.

(c)	A “Person” shall mean any individual, firm, corporation, or other entity.

(d)	The Board of Directors shall have the power to construe and apply the provisions of this Section D and to make all determinations necessary or desirable to implement such provisions including, but not limited to, matters with respect to (i) the number of shares of Common Stock beneficially owned by any Person, (ii) whether a Person is an affiliate of another, (iii) whether a Person has an agreement, arrangement, or understanding with another as to the matters referred to in the definition of beneficial ownership, (iv) the application of any other definition or operative provision of this Section D to the given facts, or (v) any other matter relating to the applicability or effect of this Section D.

3.      The Board of Directors shall have the right to demand that any Person reasonably believed by the Board of Directors to be a Holder in Excess (or holder of record of Common Stock beneficially owned by any Holder in Excess) supply the Corporation with complete information as to (i) the record owner(s) of all shares beneficially owned by such Holder in Excess, and (ii) any other factual matter relating to the applicability or effect of this section as may reasonably be requested of such Holder in Excess. The Board of Directors shall further have the right to receive from any Holder in Excess reimbursement for all expenses incurred by the Board in connection with its investigation of any matters relating to the applicability or effect of this section on such Holder in Excess, to the extent such investigation is deemed appropriate by the Board of Directors as a result of the Holder in Excess refusing to supply the Corporation with the information described in the previous sentence.

E-4

4.      Any constructions, applications, or determinations made by the Board of Directors pursuant to this Section D in good faith and on the basis of such information and assistance as was then reasonably available for such purpose, shall be conclusive and binding upon the Corporation and its stockholders.

5.      In the event any provision (or portion thereof) of this Section D shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Section D shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of the Corporation and its stockholders that each such remaining provision (or portion thereof) of this Section D remain, to the fullest extent permitted by law, applicable and enforceable as to all stockholders, including Holders in Excess, notwithstanding any such finding.

E.       Majority Vote for Certain Actions. With respect to those actions as to which any provision of the Maryland General Corporation Law (the “MGCL”) requires stockholder authorization by a greater proportion than a majority of the total number of shares of all classes of capital stock or of the total number of shares of any class of capital stock, any such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares of all classes outstanding and entitled to vote thereon, except as otherwise provided in these Articles.

F.       Quorum. Except as otherwise provided by law or expressly provided in these Articles, the presence, in person or by proxy, of the holders of record of shares of capital stock of the Corporation entitling the holders thereof to cast a majority of the votes (after giving effect, if required, to the provisions of Article 5, Section D) entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders, and every reference in these Articles to a majority or other proportion of capital stock (or the holders thereof) for purposes of determining any quorum requirement or any requirement for stockholder consent or approval shall be deemed to refer to such majority or other proportion of the votes (or the holders thereof) then entitled to be cast in respect of such capital stock.

ARTICLE 6. Preemptive Rights and Appraisal Rights.

A.       Preemptive Rights. Except for preemptive rights approved by the Board of Directors pursuant to a resolution approved by a majority of the directors then in office, no holder of the capital stock of the Corporation or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued capital stock of any class or series, or any unissued bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for capital stock of any class or series or carrying any right to purchase stock of any class or series.

E-5

B.       Appraisal Rights. Holders of shares of stock shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL or any successor statute unless the Board of Directors, pursuant to a resolution approved by a majority of the directors then in office, shall determine that such rights apply with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights.

ARTICLE 7. Directors. The following provisions are made a part of these Articles for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A.       Management of the Corporation. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. All powers of the Corporation may be exercised by or under the authority of the Board of Directors, except as conferred on or as reserved to the stockholders by law or by these Articles or the Bylaws of the Corporation; provided, however, that any limitations on the Board of Directors’ management or direction of the affairs of the Corporation shall reserve the directors’ full power to discharge their fiduciary duties.

B.       Number, Class and Terms of Directors; No Cumulative Voting. The number of directors constituting the Board of Directors of the Corporation shall initially be seven (7), which number may be increased or decreased in the manner provided in the Bylaws of the Corporation; provided, however, that such number shall never be less than the minimum number of directors required by the MGCL now or hereafter in force. The directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be divided into three classes, with the term of office of the first class (“Class I”) to expire at the conclusion of the first annual meeting of stockholders, the term of office of the second class (“Class II”) to expire at the conclusion of the annual meeting of stockholders one year thereafter and the term of office of the third class (“Class III”) to expire at the conclusion of the annual meeting of stockholders two years thereafter, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election or for such shorter period of time as the Board of Directors may determine, with each director to hold office until his or her term expires and until his or her successor shall have been duly elected and qualified.

E-6

The names of the individuals who will serve as directors of the Corporation until their successors are elected and qualify are as follows:

Term to Expire in 2019:
Joseph J. Becker
Christopher C. Conlon
Term to Expire in 2020:
Charles R. Pittelkow
Jennifer L. Provancher
Otto R. Radke
Term to Expire in 2021:
John P. Matter
Julie A. Taylor

Stockholders shall not be permitted to cumulate their votes in the election of directors. A plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director.

C.       Vacancies. Any vacancies in the Board of Directors may be filled in the manner provided in the Bylaws of the Corporation.

D.       Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (after giving effect to the provisions of Article 5 hereof) voting together as a single class.

E.       Stockholder Proposals and Nominations of Directors. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation. Stockholder proposals to be presented in connection with a special meeting of stockholders shall be presented by the Corporation only to the extent required by Section 2-502 of the MGCL and the Bylaws of the Corporation.

ARTICLE 8. Bylaws. The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation. In addition to any vote of the holders of any class or series of stock of the Corporation required by law or by these Articles, the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (after giving effect to the provisions of Article 5 hereof), voting together as a single class, shall be required for the adoption, amendment or repeal of any provisions of the Bylaws of the Corporation by the stockholders.

E-7

ARTICLE 9. Evaluation of Certain Offers. The Board of Directors, when evaluating (i) any offer of another Person (as defined below) to (A) make a tender or exchange offer for any equity security of the Corporation, (B) merge or consolidate the Corporation with another corporation or entity, or (C) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation or (ii) any other actual or proposed transaction that would or may involve a change in control of the Corporation (whether by purchases of shares of stock or any other securities of the Corporation in the open market or otherwise, tender offer, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of the assets of the Corporation, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of the Corporation and its stockholders and in making any recommendation to the Corporation’s stockholders, give due consideration to all relevant factors, including, but not limited to: (A) the economic effect, both immediate and long-term, upon the Corporation’s stockholders, including stockholders, if any, who do not participate in the transaction; (B) the social and economic effect on the present and future employees, creditors and customers of, and others dealing with, the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located; (C) whether the proposal is acceptable based on the historical, current or projected future operating results or financial condition of the Corporation; (D) whether a more favorable price could be obtained for the Corporation’s stock or other securities in the future; (E) the reputation and business practices of the other entity to be involved in the transaction and its management and affiliates as they would affect the employees of the Corporation and its subsidiaries; (F) the future value of the stock or any other securities of the Corporation or the other entity to be involved in the proposed transaction; (G) any antitrust or other legal and regulatory issues that are raised by the proposal; (H) the business and historical, current or expected future financial condition or operating results of the other entity to be involved in the transaction, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the proposed transaction, and other likely financial obligations of the other entity to be involved in the proposed transaction; and (I) the ability of the Corporation to fulfill its objectives as a financial institution holding company and on the ability of its subsidiary financial institution(s) to fulfill the objectives of a federally insured financial institution under applicable statutes and regulations. If the Board of Directors determines that any proposed transaction of the type described in clause (i) or (ii) of the immediately preceding sentence should be rejected, it may take any lawful action to defeat such transaction, including, but not limited to, any or all of the following: advising stockholders not to accept the proposal; instituting litigation against the party making the proposal; filing complaints with governmental and regulatory authorities; acquiring the stock or any of the securities of the Corporation; selling or otherwise issuing authorized but unissued stock or other securities or granting options or rights with respect thereto; and obtaining a more favorable offer from another individual or entity. This Article 9 sets forth certain factors that may be considered by the Board of Directors, but does not create any implication concerning the factors that must be considered, or any other factors that may or may not be considered, by the Board of Directors regarding any proposed transaction of the type described in clause (i) or (ii) of the first sentence of this Article 9.

E-8

For purposes of this Article 9, a “Person” shall include an individual, a group acting in concert, a corporation, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group or entity formed for the purpose of acquiring, holding or disposing of securities.

ARTICLE 10. Indemnification, etc. of Directors and Officers.

A.       Indemnification. The Corporation shall indemnify (1) its current and former directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the MGCL now or hereafter in force, including the advancement of expenses under the procedures and to the fullest extent permitted by law, and (2) other employees and agents to such extent as shall be authorized by the Board of Directors and permitted by law; provided, however, that, except as provided in Section B of this Article 10 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B.       Procedure. If a claim under Section A of this Article 10 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be reimbursed the expense of prosecuting or defending such suit. It shall be a defense to any action for advancement of expenses that the Corporation has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the indemnitee of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard for indemnification set forth in the MGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 10 or otherwise shall be on the Corporation.

E-9

C.       Non-Exclusivity. The rights to indemnification and to the advancement of expenses conferred in this Article 10 shall not be exclusive of any other right that any Person may have or hereafter acquire under any statute, these Articles, the Corporation’s Bylaws, any agreement, any vote of stockholders or the Board of Directors, or otherwise.

D.       Insurance. The Corporation may maintain insurance, at its expense, to insure itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such Person against such expense, liability or loss under the MGCL.

E.       Miscellaneous. The Corporation shall not be liable for any payment under this Article 10 in connection with a claim made by any indemnitee to the extent such indemnitee has otherwise actually received payment under any insurance policy, agreement, or otherwise, of the amounts otherwise indemnifiable hereunder. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article 10 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

F.       Limitations Imposed by Federal Law. Notwithstanding any other provision set forth in this Article 10, in no event shall any payments made by the Corporation pursuant to this Article 10 exceed the amount permissible under applicable federal law, including, without limitation, Section 18(k) of the Federal Deposit Insurance Act and the regulations promulgated thereunder.

Any repeal or modification of this Article 10 shall not in any way diminish any rights to indemnification or advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Article 10 is in force.

ARTICLE 11. Limitation of Liability. An officer or director of the Corporation, as such, shall not be liable to the Corporation or its stockholders for money damages, except (A) to the extent that it is proved that the Person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (B) to the extent that a judgment or other final adjudication adverse to the Person is entered in a proceeding based on a finding in the proceeding that the Person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (C) to the extent otherwise provided by the MGCL. If the MGCL is amended to further eliminate or limit the personal liability of officers and directors, then the liability of officers and directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the MGCL, as so amended.

E-10

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

ARTICLE 12: Selection of Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the MGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the state of Maryland, in all cases subject to the court’s having personal jurisdiction over the indispensible parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article 12.

ARTICLE 13. Amendment of the Articles of Incorporation. The Corporation reserves the right to amend or repeal any provision contained in these Articles in the manner prescribed by the MGCL, including any amendment altering the terms or contract rights, as expressly set forth in these Articles, of any of the Corporation’s outstanding stock by classification, reclassification or otherwise, and no stockholder approval shall be required if the approval of stockholders is not required for the proposed amendment or repeal by the MGCL, and all rights conferred upon stockholders are granted subject to this reservation.

The Board of Directors, pursuant to a resolution approved by a majority of the Whole Board (rounded up to the nearest whole number), and without action by the stockholders, may amend these Articles to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.

No proposed amendment or repeal of any provision of these Articles shall be submitted to a stockholder vote unless the Board of Directors shall have (1) approved the proposed amendment or repeal, (2) determined that it is advisable, and (3) directed that it be submitted for consideration at either an annual or special meeting of the stockholders pursuant to a resolution approved by the Board of Directors. Any proposed amendment or repeal of any provision of these Articles may be abandoned by the Board of Directors at any time before its effective time upon the adoption of a resolution approved by a majority of the Whole Board (rounded up to the nearest whole number).

The amendment or repeal of any provision of these Articles shall be approved by at least two-thirds of all votes entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote on the matter (after giving due effect to the provisions of Article 5 of these Articles), except that the proposed amendment or repeal of any provision of these Articles need only be approved by the vote of a majority of all the votes entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote on the matter (after giving due effect to the provisions of Article 5 of these Articles) if the amendment or repeal of such provision is approved by the Board of Directors pursuant to a resolution approved by at least two-thirds of the Whole Board (rounded up to the nearest whole number).

E-11

Notwithstanding any other provision of these Articles or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of the Corporation required by law or by these Articles, the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (after giving effect to the provisions of Article 5), voting together as a single class, shall be required to amend or repeal this Article 13, Section C, D, E or F of Article 5, Article 7 (other than the removal of the list of original directors), Article 8, Article 9, Article 10, Article 11 or Article 12.

ARTICLE 14. Name and Address of Incorporator. The name and mailing address of the sole incorporator are as follows:

Edward A. Quint

5335 Wisconsin Ave., N.W., Suite 780

Washington, D.C. 20015

[Remainder of Page Intentionally Left Blank]

E-12

I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the laws of the State of Maryland, do make, file and record these Articles of Incorporation, do certify that the facts herein stated are true, and, accordingly, have hereto set my hand this _____ day of September, 2018.

Edward A. Quint
Incorporator

E-13

EXHIBIT F

BYLAWS OF STOCK HOLDING COMPANY

TEB BANCORP, INC.

BYLAWS

ARTICLE I
STOCKHOLDERS

Section 1.	Annual Meeting.

The Corporation shall hold an annual meeting of its stockholders to elect directors and to transact any other business within its powers, at such place, on such date and at such time as the Board of Directors shall fix. Failure to hold an annual meeting does not invalidate the Corporation’s existence or affect any otherwise valid corporate act.

Section 2.	Special Meetings.

Special meetings of stockholders of the Corporation may be called by the President, the Chief Executive Officer, the Chairperson of the Board or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors that the Corporation would have if there were no vacancies on the Board of Directors (hereinafter the “Whole Board”). Special meetings of the stockholders shall be called by the Secretary at the request of stockholders only on the written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting. Such written request shall state the purpose or purposes of the meeting and the matters proposed to be acted upon at the meeting, and shall be delivered at the principal office of the Corporation addressed to the President or the Secretary. The Secretary shall inform the stockholders who make the request of the reasonably estimated cost of preparing and mailing a notice of the meeting and, upon payment of these costs to the Corporation, notify each stockholder entitled to notice of the meeting. The Board of Directors shall have the sole power to fix (i) the record date for determining stockholders entitled to request a special meeting of stockholders and the record date for determining stockholders entitled to notice of and to vote at the special meeting and (ii) the date, time and place of the special meeting and the means of remote communication, if any, by which stockholders and proxy holders may be considered present in person and may vote at the special meeting.

Section 3.	Notice of Meetings; Adjournment or Postponement.

Not less than 10 nor more than 90 days before each stockholders’ meeting, the Secretary shall give notice of the meeting in writing or by electronic transmission to each stockholder entitled to vote at the meeting and to each other stockholder entitled to notice of the meeting. The notice shall state the time and place of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and may vote at the meeting, and, if the meeting is a special meeting, or notice of the purpose is required by statute, the purpose of the meeting. Notice is given to a stockholder when it is personally delivered to the stockholder, left at the stockholder’s residence or usual place of business, mailed to the stockholder at his or her address as it appears on the records of the Corporation, or transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. If the Corporation has received a request from a stockholder that notice not be sent by electronic transmission, the Corporation may not provide notice to the stockholder by electronic transmission. Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if such person, before or after the meeting, delivers a written waiver or waiver by electronic transmission which is filed with the records of the stockholders’ meetings, or if such person is present at the meeting in person or by proxy.

F-1

A meeting of stockholders convened on the date for which it was called may be adjourned from time to time without further notice to a date not more than 120 days after the original record date. A meeting may be adjourned by a resolution adopted by a majority of the Whole Board or by the vote of a majority of the stockholders present at the meeting, whether or not a quorum is present at such meeting. At any adjourned meeting, any business may be transacted that might have been transacted at the original meeting.

A meeting of stockholders may be postponed to a date not more than 120 days after the original record date. A meeting may be postponed by a resolution adopted by a majority of the Whole Board. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this Section 3. At any postponed meeting, any business may be transacted that might have been transacted at the meeting as originally scheduled.

If a meeting shall be adjourned or postponed to a date not more than 120 days after the original record date, a new record date need not be established, and the original record date may be used for the purpose of determining which stockholders are entitled to notice of, and to vote at, the adjourned or postponed meeting. Any writing authorizing another person to act as proxy at a meeting of stockholders shall remain valid for use at any adjournment or postponement of such meeting unless such proxy is revoked or a later dated proxy is provided by such stockholder.

As used in these Bylaws, the term “electronic transmission” shall have the meaning given to such term by Section 1-101 of the Maryland General Corporation Law (the “MGCL”) or any successor provision.

Section 4.	Quorum.

Unless the Articles of the Corporation provide otherwise, where a separate vote by a class or classes is required, a majority of the shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter.

If a quorum shall fail to attend any meeting, the chairperson of the meeting or the holders of a majority of the shares of stock who are present at the meeting, in person or by proxy, may, in accordance with Section 3 of this Article I, adjourn the meeting to another place, date or time.

F-2

Section 5.	Organization and Conduct of Business.

The Chairperson of the Board of Directors or the Vice Chairperson of the Board, if any, or in their absence, the Chief Executive Officer, or in his or her absence, such other person as may be designated by a majority of the Whole Board, shall call to order any meeting of the stockholders and act as chairperson of the meeting. In the absence of the Secretary, the secretary of the meeting shall be such person as the chairperson of the meeting appoints. The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her to be in order.

Section 6.	Advance Notice Provisions for Business to be Transacted at Annual Meetings and Elections of Directors.

(a)     At any annual meeting of the stockholders, unless otherwise required by law, only such business shall be conducted as shall have been brought before the meeting: (i) as specified in the Corporation’s notice of the meeting; (ii) by or at the direction of the Board of Directors; or (iii) by any stockholder of the Corporation who (1) is a stockholder of record on the date such stockholder gives the notice provided for in this Section 6(a) and on the record date for the determination of stockholders entitled to vote at such annual meeting, and (2) complies with the notice procedures set forth in this Section 6(a). For business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of the immediately preceding sentence, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must otherwise be a proper matter for action by stockholders.

To be timely, a stockholder’s notice must be delivered or mailed to and received by the Secretary at the principal executive office of the Corporation not less than 110 days nor more than 120 days prior to any such annual meeting of stockholders; provided, however, that if less than 120 days’ notice or prior public disclosure of the date of the meeting is given to stockholders, such written notice shall be timely only if delivered or mailed to and received by the Secretary of the Corporation at the principal executive office of the Corporation not later than the tenth day following the earlier of the day notice of the meeting was mailed to stockholders or such public disclosure was made.

The advance notice periods provided in this paragraph, once established by the initial notice or public disclosure of a date for the annual meeting of stockholders, shall remain in effect regardless of whether a subsequent notice or public disclosure shall provide that the meeting shall have been adjourned or that the date of the meeting shall have been postponed or otherwise changed from the date provided in the initial notice or public disclosure.

A stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such stockholder as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder and such beneficial owner; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

F-3

Notwithstanding anything in these Bylaws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 6(a). The chairperson of the meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 6(a) and, if he or she should so determine, he or she shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting pursuant to the Corporation’s notice of the meeting.

(b)    Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders at which directors are to be elected only: (i) by or at the direction of the Board of Directors; or (ii) by any stockholder of the Corporation who (1) is a stockholder of record on the date such stockholder gives the notice provided for in this Section 6(b) and on the record date for the determination of stockholders entitled to vote at such meeting, and (2) complies with the notice procedures set forth in this Section 6(b). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary of the Corporation.

To be timely, a stockholder’s notice must be delivered or mailed to and received by the Secretary at the principal executive office of the Corporation not less than 110 days nor more than 120 days prior to any such annual meeting of stockholders; provided, however, that if less than 120 days’ notice or prior public disclosure of the date of the meeting is given to stockholders, such written notice shall be timely only if delivered or mailed to and received by the Secretary of the Corporation at the principal executive office of the Corporation not later than the tenth day following the earlier of the day notice of the meeting was mailed to stockholders or such public disclosure was made.

The advance notice periods provided in this paragraph, once established by the initial notice or public disclosure of a date for the annual meeting of stockholders, shall remain in effect regardless of whether a subsequent notice or public disclosure shall provide that the meeting shall have been adjourned or that the date of the meeting shall have been postponed or otherwise changed from the date provided in the initial notice or public disclosure.

F-4

A stockholder’s notice must be in writing and set forth (a) as to each person whom the stockholder proposes to nominate for election as a director, (i) all information relating to such person that would indicate such person’s qualification to serve on the Board of Directors of the Corporation; (ii) an affidavit that such person would not be disqualified under the provisions of Article II, Section 12 of these Bylaws; (iii) such information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor rule or regulation; and (iv) a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected; and (b) as to the stockholder giving the notice: (i) the name and address of such stockholder as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder and such beneficial owner; (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act or any successor rule or regulation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of this Section 6(b). The chairperson of the meeting shall, if the facts so warrant, determine that a nomination was not made in accordance with such provisions and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

(c)     For purposes of subsections (a) and (b) of this Section 6, the term “public disclosure” shall mean disclosure (i) in a press release issued through a nationally recognized news service, (ii) in a document publicly filed or furnished by the Corporation with the U.S. Securities and Exchange Commission or (iii) on a website maintained by the Corporation. The timely notice requirements provided in subsections (a) and (b) of this Section 6 shall apply to all stockholder nominations for election as a director and all stockholder proposals for business to be conducted at an annual meeting regardless of whether such proposal is submitted for inclusion in the Corporation’s proxy materials pursuant to Rule 14a-8 of Regulation 14A under the Exchange Act.

Section 7.	Proxies and Voting.

Unless the Articles of the Corporation provide for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of stock, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of stockholders; however, a share is not entitled to be voted if any installment payable on it is overdue and unpaid. In all elections for directors, directors shall be determined by a plurality of the votes cast, and except as otherwise required by law or as provided in the Articles of the Corporation, all other matters voted on by stockholders shall be determined by a majority of the votes cast on the matter.

A stockholder may vote the stock the stockholder owns of record either in person or by proxy. A stockholder may sign a writing authorizing another person to act as proxy. Signing may be accomplished by the stockholder or the stockholder’s authorized agent signing the writing or causing the stockholder’s signature to be affixed to the writing by any reasonable means, including facsimile signature. A stockholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, an authorization for the person to act as the proxy to the person authorized to act as proxy or to any other person authorized to receive the proxy authorization on behalf of the person authorized to act as the proxy, including a proxy solicitation firm or proxy support service organization. The authorization may be transmitted by a telegram, cablegram, datagram, electronic mail or any other electronic or telephonic means. Unless a proxy provides otherwise, it is not valid more than 11 months after its date. A proxy is revocable by a stockholder at any time without condition or qualification unless the proxy states that it is irrevocable and the proxy is coupled with an interest. A proxy may be made irrevocable for as long as it is coupled with an interest. The interest with which a proxy may be coupled includes an interest in the stock to be voted under the proxy or another general interest in the Corporation or its assets or liabilities.

F-5

Section 8.	Conduct of Voting

The Board of Directors shall, in advance of any meeting of stockholders, appoint one or more persons as inspectors of election, to act at the meeting or any adjournment thereof and make a written report thereof, in accordance with applicable law. If one or more inspectors are not so elected, the chairperson of the meeting shall make such appointment at the meeting of stockholders. At all meetings of stockholders, the proxies and ballots shall be received, and all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided or determined by the inspector of election. All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his or her proxy or the chairperson of the meeting, a written vote shall be taken. Every written vote shall be taken by ballot, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. No candidate for election as a director at a meeting shall serve as an inspector at such meeting.

Section 9.	Control Share Acquisition Act.

Notwithstanding any other provision of the Articles of the Corporation or these Bylaws, Title 3, Subtitle 7 of the MGCL (or any successor statute) shall not apply to any acquisition by any person of shares of stock of the Corporation. This Section 9 may be repealed by a majority of the Whole Board, in whole or in part, at any time, whether before or after an acquisition of Control Shares (as defined in Section 3-701(d) of the MGCL, or any successor provision) and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent Control Share Acquisition (as defined in Section 3-701(d) of the MGCL, or any successor provision).

ARTICLE II
BOARD OF DIRECTORS

Section 1.	General Powers, Number and Term of Office.

The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation shall, by virtue of the Corporation’s election made hereby to be governed by Section 3-804(b) of the MGCL, be fixed from time to time exclusively by vote of the Board of Directors; provided, however, that such number shall never be less than the minimum number of directors required by the MGCL now or hereafter in force. The Board of Directors shall annually elect a Chairperson of the Board from among its members and shall designate the Chairperson of the Board or his or her designee to preside at its meetings. The Board of Directors may also annually elect a Vice Chairperson. In the absence of the Chairperson of the Board, the Vice Chairperson of the Board shall preside at the meetings of the Board of Directors, and in his or her absence such other person as may be designated by a majority of the Whole Board shall preside at the meetings of the Board of Directors.

F-6

The directors, other than those who may be elected by the holders of any series of preferred stock, shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the first annual meeting of stockholders, the term of office of the second class to expire at the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the annual meeting of stockholders two years thereafter, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the first annual meeting, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election or for such shorter period of time as the Board of Directors may determine, with each director to hold office until his or her successor shall have been duly elected and qualified.

Section 2.	Vacancies and Newly Created Directorships.

By virtue of the Corporation’s election made hereby to be subject to Section 3-804(c) of the MGCL, any vacancies in the Board of Directors resulting from an increase in the size of the Board of Directors or the death, resignation or removal of a director may be filled only by the affirmative vote of two-thirds of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 3.	Regular Meetings.

Regular meetings of the Board of Directors shall be held at such place or places or by means of remote communication, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required. Any regular meeting of the Board of Directors may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

F-7

Section 4.	Special Meetings.

Special meetings of the Board of Directors may be called by one-third (1/3) of the directors then in office (rounded up to the nearest whole number), the Chairperson of the Board, the Vice Chairperson of the Board or by the Chief Executive Officer, and shall be held at such place or by means of remote communication, on such date, and at such time as they or he or she shall fix. Notice of the place, date, and time of each such special meeting shall be given to each director who has not waived notice by mailing and post-marking written notice not less than five days before the meeting, or by facsimile or other electronic transmission of the same not less than 24 hours before the meeting. Any director may waive notice of any special meeting, either before or after such meeting, by delivering a written waiver or a waiver by electronic transmission that is filed with the records of the meeting. Attendance of a director at a special meeting shall constitute a waiver of notice of such meeting, except where the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted nor the purpose of any special meeting of the Board of Directors need be specified in the notice of such meeting. Any special meeting of the Board of Directors may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

Section 5.	Quorum.

At any meeting of the Board of Directors, a majority of the Whole Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

Section 6.	Participation in Meetings By Conference Telephone.

Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at such meeting.

Section 7.	Conduct of Business.

At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided in these Bylaws or the Corporation’s Articles or required by law. Action may be taken by the Board of Directors without a meeting if a unanimous consent which sets forth the action is given in writing or by electronic transmission by each member of the Board of Directors and filed in paper or electronic form with the minutes of proceedings of the Board of Directors.

Section 8.	Powers.

All powers of the Corporation may be exercised by or under the authority of the Board of Directors except as provided by the Articles of Incorporation of the Corporation. Consistent with the foregoing, the Board of Directors shall have, among other powers, the unqualified power:

(i)	To declare dividends from time to time in accordance with law;

F-8

(ii)	To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

(iii)	To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

(iv)	To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

(v)	To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

(vi)	To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

(vii)	To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and

(viii)	To adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the Corporation’s business and affairs.

Section 9.	Compensation of Directors.

Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

Section 10.	Resignation.

Any director may resign at any time by giving written notice of such resignation to the President or the Secretary at the principal office of the Corporation. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof.

Section 11.	Presumption of Assent.

A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to such action unless such director announces his or her dissent at the meeting and (a) such director’s dissent is entered in the minutes of the meeting, (b) such director files his or her written dissent to such action with the secretary of the meeting before the adjournment thereof, or (c) such director forwards his or her written dissent within 24 hours after the meeting is adjourned, by certified mail, return receipt requested, bearing a postmark from the United States Postal Service, to the secretary of the meeting or the Secretary of the Corporation. Such right to dissent shall not apply to a director who voted in favor of such action or failed to make his or her dissent known at the meeting.

F-9

Section 12.	Director Qualifications

(a)       No person shall be eligible for election or appointment to the Board of Directors: (i) if a financial or securities regulatory agency has, within the past ten years, issued a cease and desist, consent or other formal order, other than a civil money penalty, against such person, which order is subject to public disclosure by such agency; (ii) if such person has been convicted of a crime involving dishonesty or breach of trust which is punishable by imprisonment for a term exceeding one year under state or federal law; (iii) if such person is currently charged in any information, indictment, or other complaint with the commission of or participation in such a crime; or (iv) other than the persons appointed as directors in connection with the formation of the Corporation and other than persons who are also executive officers of the Corporation or of the Corporation’s savings bank subsidiary, The Equitable Bank, S.S.B., if such person did not, at the time of his first election or appointment to the Board of Directors, maintain his principal residence within twenty (20) miles of an office of the Corporation or any subsidiary thereof (including loan productions offices) for a period of at least one year prior to the date of his or her purported election or appointment to the Board of Directors. No person may serve on the Board of Directors if such person is: (w) at the same time, a director, officer, employee or 10% or more stockholder of a bank, savings institution, credit union, mortgage banking company, consumer loan company or similar organization, other than a subsidiary of the Corporation, that engages in financial services related business activities or solicits customers, whether through a physical presence or electronically, in the same market area as the Corporation or any of its subsidiaries; (x) does not agree in writing to comply with all of the Corporation’s policies applicable to directors including but not limited to its confidentiality policy and confirm in writing his or her qualifications hereunder; (y) is a party to any agreement, understanding or arrangement with a party other than the Corporation or a subsidiary that (1) provides him or her with material benefits which are tied to or contingent on the Corporation entering into a merger, sale of control or similar transaction in which it is not the surviving institution, (2) materially limits his or her voting discretion as a member of the Board of Directors of the Corporation, or (3) materially impairs his or her ability to discharge his or her fiduciary duties with respect to the fundamental strategic direction of the Corporation; or (z) has lost more than one election for service as a director of the Corporation.

(b)       The Board of Directors shall have the power to construe and apply the provisions of this Section 12 and to make all determinations necessary or desirable to implement such provisions.

Section 13.	Attendance at Board Meetings.

The Board of Directors shall have the right to remove any director from the board upon a director’s unexcused absence from (i) three consecutive regularly scheduled meetings of the Board of Directors, or (ii) five regularly scheduled meetings of the Board of Directors in any fiscal year of the Corporation.

F-10

ARTICLE III
COMMITTEES

Section 1.	Committees of the Board of Directors.

(a)     General Provisions. The Board of Directors may appoint from among its members an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and such other committees as the Board of Directors deems necessary or desirable. The Board of Directors may delegate to any committee so appointed any of the powers and authorities of the Board of Directors to the fullest extent permitted by the MGCL and any other applicable law.

(b)     Composition. Each committee shall be composed of one or more directors or any other number of members specified in these Bylaws or required by applicable regulations or stock exchange rules. The Chairperson of the Board may recommend committees, committee memberships, and committee chairs to the Board of Directors. The Board of Directors shall have the power at any time to appoint the chairperson and the members of any committee, change the membership of any committee, to fill all vacancies on committees, to designate alternate members to replace or act in the place of any absent or disqualified member of a committee, or to dissolve any committee. A member of a committee may resign from that committee at any time by giving written notice of such resignation to the Chairperson of the Board. Unless otherwise specified therein, such resignation from the committee shall take effect upon receipt thereof.

(c)     Issuance of Stock. If the Board of Directors has given general authorization for the issuance of stock providing for or establishing a method or procedure for determining the maximum number of shares to be issued, a committee of the Board of Directors, in accordance with that general authorization or any stock option or other plan or program adopted by the Board of Directors, may authorize or fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors. Any committee so designated may exercise the power and authority of the Board of Directors if the resolution that designated the committee or a supplemental resolution of the Board of Directors shall so provide.

Section 2.	Conduct of Business.

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if a unanimous consent which sets forth the action is given in writing or by electronic transmission by each member of the committee and filed in paper or electronic form with the minutes of the proceedings of such committee. The members of any committee may conduct any meeting thereof by conference telephone or other communications equipment in accordance with the provisions of Section 6 of Article II.

F-11

ARTICLE IV
OFFICERS

Section 1.	Generally.

(a)     The Board of Directors as soon as may be practicable after the annual meeting of stockholders shall choose a Chairperson of the Board, Chief Executive Officer, President, one or more Vice Presidents, a Secretary and a Chief Financial Officer/Treasurer and from time to time may choose such other officers as it may deem proper. Any number of offices may be held by the same person, except that no person may concurrently serve as both President and Vice President of the Corporation.

(b)    The term of office of all officers shall be until the next annual election of officers and until their respective successors are chosen, but any officer may be removed from office at any time by the affirmative vote of a majority of the Whole Board.

(c)    All officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof.

Section 2.	Chairperson of the Board of Directors.

The Chairperson of the Board of Directors of the Corporation shall perform all duties and have all powers which are commonly incident to the office of Chairperson of the Board or which are delegated to him or her by the Board of Directors. He or she shall have power to sign all stock certificates, contracts and other instruments of the Corporation that are authorized.

Section 3.	Vice Chairperson of the Board of Directors.

If appointed, the Vice Chairperson of the Board of Directors of the Corporation shall perform all duties and have all powers which are commonly incident to the office of Chairperson of the Board, with such duties to be performed and powers to be held in the absence of the Chairperson of the Board, or which are delegated to him or her by the Board of Directors.

Section 4.	Chief Executive Officer.

The Chief Executive Officer, subject to the control of the Board of Directors, shall serve in general executive capacity and have general power over the management and oversight of the administration and operation of the Corporation’s business and general supervisory power and authority over its policies and affairs. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect.

Section 5.	President.

The President shall perform the duties of the Chief Executive Officer in the Chief Executive Officer’s absence or during his or her disability to act. In addition, the President shall perform the duties and exercise the powers usually incident to their respective office and/or such other duties and powers as may be properly assigned to the President from time to time by the Board of Directors, the Chairperson of the Board or the Chief Executive Officer.

F-12

Section 6.	Vice President.

The Vice President or Vice Presidents (including Executive Vice Presidents or other levels of Vice President designated by the Board of Directors), if any, shall perform the duties of the Chief Executive Officer in the absence of both the Chief Executive Officer and the President, or during their disability to act. In addition, the Vice Presidents shall perform the duties and exercise the powers usually incident to their respective office and/or such other duties and powers as may be properly assigned to the Vice Presidents from time to time by the Board of Directors, the Chairperson of the Board or the Chief Executive Officer.

Section 7.	Secretary.

The Secretary or an Assistant Secretary shall issue notices of meetings, shall keep the minutes of meetings, shall have charge of the seal and the corporate books, shall perform such other duties and exercise such other powers as are usually incident to such offices and/or such other duties and powers as are properly assigned thereto by the Board of Directors, the Chairperson of the Board or the Chief Executive Officer.

Section 8.	Chief Financial Officer/Treasurer.

The Chief Financial Officer/Treasurer shall have charge of all monies and securities of the Corporation, other than monies and securities of any division of the Corporation that has a treasurer or financial officer appointed by the Board of Directors, and shall keep regular books of account. The funds of the Corporation shall be deposited in the name of the Corporation by the Chief Financial Officer/Treasurer with such banks or trust companies or other entities as the Board of Directors from time to time shall designate. The Chief Financial Officer/Treasurer shall sign or countersign such instruments as require his or her signature, shall perform all such duties and have all such powers as are usually incident to such office and/or such other duties and powers as are properly assigned to him or her by the Board of Directors, the Chairperson of the Board or the Chief Executive Officer, and may be required to give bond for the faithful performance of his or her duties in such sum and with such surety as may be required by the Board of Directors.

Section 9.	Other Officers.

The Board of Directors may designate and fill such other offices in its discretion and the persons holding such other offices shall have such powers and shall perform such duties as the Board of Directors or Chief Executive Officer may from time to time assign.

Section 10.	Action with Respect to Securities of Other Corporations

Stock of other corporations or associations, registered in the name of the Corporation, may be voted by the Chief Executive Officer, the President, a Vice President, or a proxy appointed by either of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

F-13

ARTICLE V
STOCK

Section 1.	Certificates of Stock.

The Board of Directors may determine to issue certificated or uncertificated shares of capital stock and other securities of the Corporation. For certificated stock, each stockholder is entitled to certificates which represent and certify the shares of stock he or she holds in the Corporation. Each stock certificate shall include on its face the name of the Corporation, the name of the stockholder or other person to whom it is issued, and the class of stock and number of shares it represents. It shall also include on its face or back (a) a statement of any restrictions on transferability and a statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, of the differences in the relative rights and preferences between the shares of each series of preferred stock which the Corporation is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of subsequent series of preferred stock or (b) a statement which provides in substance that the Corporation will furnish a full statement of such information to any stockholder on request and without charge. Such request may be made to the Secretary or to the Corporation’s transfer agent. Upon the issuance of uncertificated shares of capital stock, the Corporation shall send the stockholder a written statement of the same information required above with respect to stock certificates. Each stock certificate shall be in such form, not inconsistent with law or with the Corporation’s Articles, as shall be approved by the Board of Directors or any officer or officers designated for such purpose by resolution of the Board of Directors. Each stock certificate shall be signed by the Chairperson of the Board, the President, or a Vice-President, and countersigned by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer. Each certificate may be sealed with the actual corporate seal or a facsimile of it or in any other form and the signatures may be either manual or facsimile signatures. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. A certificate may not be issued until the stock represented by it is fully paid.

Section 2.	Transfers of Stock.

Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of Article V of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

F-14

Section 3.	Record Dates or Closing of Transfer Books.

The Board of Directors may, and shall have the power to, set a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to notice of a meeting, vote at a meeting, receive a dividend, or be allotted other rights. The record date may not be prior to the close of business on the day the record date is fixed nor, subject to Section 3 of Article I of these Bylaws, more than 90 days before the date on which the action requiring the determination will be taken; the transfer books may not be closed for a period longer than 20 days; and, in the case of a meeting of stockholders, the record date or the closing of the transfer books shall be at least ten days before the date of the meeting. Any shares of the Corporation’s own stock acquired by the Corporation between the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders and the time of the meeting may be voted at the meeting by the holder of record as of the record date and shall be counted in determining the total number of outstanding shares entitled to be voted at the meeting.

Section 4.	Lost, Stolen or Destroyed Certificates.

The Board of Directors of the Corporation may determine the conditions for issuing a new stock certificate in place of one which is alleged to have been lost, stolen, or destroyed, or the Board of Directors may delegate such power to any officer or officers of the Corporation or to the transfer agent designated to transfer shares of the stock of the Corporation. In their discretion, the Board of Directors or such officer or officers may require the owner of the certificate to give a bond, with sufficient surety, to indemnify the Corporation against any loss or claim arising as a result of the issuance of a new certificate. In their discretion, the Board of Directors or such officer or officers may refuse to issue such new certificate without the order of a court having jurisdiction over the matter.

Section 5.	Stock Ledger.

The Corporation shall maintain a stock ledger which contains the name and address of each stockholder and the number of shares of stock of each class which the stockholder holds. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class of stock or, if none, at the principal executive office of the Corporation.

Section 6.	Regulations.

The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VI
MISCELLANEOUS

Section 1.	Facsimile Signatures.

In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

F-15

Section 2.	Corporate Seal.

The Board of Directors may provide a suitable seal, bearing the name of the Corporation, which shall be in the charge of the Secretary. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof. If the Corporation is required to place its corporate seal to a document, it is sufficient to meet the requirement of any law, rule, or regulation relating to a corporate seal to place the word “(seal)” adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

Section 3.	Books and Records.

The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of any committee when exercising any of the powers of the Board of Directors. The books and records of the Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction. The original or a certified copy of these Bylaws shall be kept at the principal office of the Corporation.

Section 4.	Reliance upon Books, Reports and Records.

Each director, each member of any committee designated by the Board of Directors, and each officer and agent of the Corporation shall, in the performance of his or her duties, in addition to any protections conferred upon him or her by law, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director, committee member, officer or agent reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 5.	Fiscal Year.

The fiscal year of the Corporation shall commence on the first day of July and end on the last day of June in each year.

Section 6.	Time Periods.

In applying any provision of these Bylaws that requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

Section 7.	Checks, Drafts, Etc.

All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation, shall be signed by any officer, employee or agent of the Corporation that is authorized by the Board of Directors.

F-16

Section 8.	Mail.

Any notice or other document that is required by these Bylaws to be mailed shall be deposited in the United States mail, postage prepaid.

Section 9.	Contracts and Agreements.

To the extent permitted by applicable law, and except as otherwise prescribed by the Articles or these Bylaws, the Board of Directors may authorize any officer, employee or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.

ARTICLE VII
AMENDMENTS

These Bylaws may be adopted, amended or repealed as provided in the Articles of the Corporation.

F-17

EXHIBIT G

ARTICLES OF INCORPORATION OF STOCK SAVINGS BANK

ARTICLES OF INCORPORATION

OF

THE EQUITABLE BANK, S.S.B.

a Wisconsin stock savings bank

Article 1.	The name of the savings bank is The Equitable Bank, S.S.B. (the “Savings Bank”).
Article 2.	The purpose of the Savings Bank is to engage in any lawful activity for which a capital stock savings bank may be organized and operated under Chapter 214 of the Wisconsin Statutes.
Article 3.	The Savings Bank is authorized to issue 1,000 shares of common stock having a par value of $1.00 per share.
Article 4.	Voting rights shall be vested exclusively in the Savings Bank’s stockholders.
Article 5.	The number of directors shall be fixed by bylaw, but may not be less than five.
Article 6.	The address of the Savings Bank’s home office at the time of adoption of these articles is 2290 North Mayfair Road, Wauwatosa, Wisconsin 53226.
Article 7.	These articles of incorporation shall be effective as of __________ ____, 201______.

Dated this ____ day of ________, 201____

John P. Matter

G-1

EXHIBIT H

BYLAWS OF STOCK SAVINGS BANK

BYLAWS OF

THE EQUITABLE BANK, S.S.B.

1.01	Home office. The home office of the savings bank is located at 2290 North Mayfair Road, Wauwatosa, in Milwaukee County, Wisconsin.

2.01	Applicability of general corporate laws. To the extent that its provisions do not conflict with the savings bank’s articles of incorporation, these bylaws, or the laws of this state specifically governing capital stock savings banks, chapter 180 of the Wisconsin statutes applies to this savings bank and its operation.

3.01	Meetings of stockholders. (1) Place of meetings. Annual and special meetings of stockholders of the savings bank will be held at the savings bank’s home office or at another place in the same county if specifically designated in the notice of meeting. A meeting will be held on a date and at a time designated by the board of directors and stated in the notice of the meeting.

(2)	Annual meeting. The annual meeting of stockholders of the savings bank for the election of directors and the transaction of other business will be held on each year (which must be within 150 days after the end of the fiscal year). Directors will be elected by majority vote of stockholders present in person or by proxy. If the date specified is a legal holiday in this state, the annual meeting will be held on the next business day.

(3)	Special meetings. Special meetings of stockholders may be called at any time by the chairperson of the board, the president, the Wisconsin Department of Financial Institutions (the “Department”), the board of directors or upon the written request of the stockholders of at least 20% of the outstanding stock. In the latter situation, the secretary of the savings bank or a person designated to act in the secretary’s absence, will call a special meeting to be held within 60 days after the delivery of the request. The Department may call a special meeting with not less than seven days written or oral notice. All requests for special meetings must be delivered to the savings bank’s home office and addressed to its secretary. Business transacted at a special meeting of stockholders will be limited to the purpose for which the meeting is called, which will be stated in the notice of the special meeting.

(4)	Notice of meetings. Except as provided in subsection 3.01(3) above, written notice of all meetings of the stockholders shall state the date, time and place of the meeting and shall be given to each stockholder of record entitled to vote not less than 10 or more than 40 days before the date of the meeting. The notice shall be displayed at each office of the savings bank during the 10 days immediately preceding the date on which the meeting will convene.

H-1

(5)	Quorum. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum at a meeting of stockholders. If a quorum is present, stockholders may act by the affirmative vote of the majority of the shares present, unless the vote of a greater number or voting by classes is required by law or the articles of incorporation and, after persons who may cast a majority of votes are no longer present, the remaining persons present may continue to transact business until adjournment. If less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting to a future date and time without further notice. If a quorum is present at the reconvened meeting, any business may be transacted which might have been transacted at the original adjourned meeting. If the adjournment is for more than 30 days, or, if after adjournment a new record date is set, a notice of the adjourned meeting will be given each stockholder of record entitled to vote at the meeting.

(6)	Stockholder voting; proxies. Each stockholder is entitled to one vote in person or by proxy for each share of capital stock owned. A proxy is void 11 months after the date of its execution unless otherwise provided in the proxy. Each proxy must be in writing and signed by the stockholder or an authorized representative. The board of directors will appoint the persons to vote the proxies solicited by the savings bank’s management and may, by resolution, establish rules regarding the validity of a proxy. A proxy may be revoked by delivery of a subsequently dated proxy; by delivery of a written notice of revocation to the savings bank’s secretary; or by the person granting the proxy appearing in person and voting at a meeting.

(7)	Conduct of stockholders’ meetings. All stockholders’ meetings will be conducted in accordance with the most recent available edition of Robert’s Rules of Order, unless other written procedural rules are adopted by the board of directors and are available to the stockholders. The chief executive officer, or in the chief executive officer’s absence, an officer designated by the board of directors, will preside over the meetings. The secretary of the savings bank will act as secretary of all stockholder meetings, but in his or her absence, another person will be appointed by the presiding officer to act in that capacity.

4.01.	Board of directors. (1) Directors. (a) Number. The savings bank’s board of directors shall consist of not fewer than five (5), with the precise number to be determined from time to time by the board of directors.

(b)	Term. The term of each director is 3 years, or until his or her death, resignation, removal or a successor is elected and qualified. The terms of directors will be staggered in a manner that will provide for the election of approximately one-third of the board of directors each year.

(c)	Qualifications. At least 2/3 of the directors must be residents of Wisconsin.

(d)	Vacancies. In case of a vacancy on the board of directors, a majority of the remaining directors may elect a qualified person to fill the vacancy until the next annual meeting of stockholders. At that meeting, the stockholders will elect a qualified person to serve for the duration of the unexpired term.

H-2

(e)	Resignation. A director may resign at any time by delivering a written resignation to the savings bank’s home office addressed to the savings bank’s secretary. The resignation shall take effect upon its receipt or at such later date as may be specified in the notice.

(f)	Removal. The board may remove a director or officer for a violation of chapter 214 of the Wisconsin statutes, a rule or order of the division of banking, the savings bank’s articles of incorporation or bylaws or any other state or federal law governing savings bank operations. A director may only be removed after being afforded an opportunity to be heard by the board.

(2)	Meetings of the board of directors. (a) Regular meetings. Regular meetings of the board of directors may be held without notice at a place, hour and date specified by a resolution of the board. However, immediately following each annual meeting of stockholders, the directors shall convene and elect the board’s and savings bank’s officers for the ensuing year.

(b)	Special meetings. Special meetings of the board of directors may be called by the secretary or a person designated to act in the secretary’s absence at the written request of the president, the chairperson of the board, or a majority of the board’s members. Each special meeting must be held upon at least 3 days notice to each director given either personally, by facsimile machine, by electronic mail or similar electronic means of communication, or by 5 days notice by mail, unless notice is waived by each director at, before, or after the meeting.

(c)	Quorum. Unless a greater number or margin of votes is required by law, a majority of the directors constitutes a quorum. A majority of the quorum may approve the business of the meeting. If a quorum is not present, the directors present may adjourn the meeting without additional notice than announcement at the meeting until a quorum is present.

(d)	Action by unanimous consent. Any action required or permitted to be taken at a meeting of the board of directors or a committee of the board of directors may be taken without a meeting if all the directors consent to the action in writing.

(e)	Conduct of meetings. Meetings of the board of directors will be conducted in accordance with the most recent available Robert’s Rules of Order, unless other procedural rules are adopted by the board. The meeting shall be chaired by the chairperson of the board, or, in the chairperson’s absence, a director designated by the chairperson, or, in their absence, any director chosen by the directors present.

H-3

(3)	Committees. The board of directors may by resolution create committees and prescribe the duties and authority of each. Committee members will be appointed by the chief executive officer with the approval of the board. A committee may not take action with respect to dividends to stockholders, election of the savings bank’s officers or the filling of vacancies on the board of directors or committees of the board of directors.

5.01	Officers. (1) Designation. Each year, at the board of directors meeting immediately following the annual meeting of stockholders, the board of directors shall elect a director to serve as chairperson of the board and elect a president, secretary, treasurer, one or more vice presidents, and any other savings bank officers it designates by resolution. The board will also designate the president or the chairperson of the board as the savings bank’s chief executive officer. One person may hold 2 or more offices, but the president and the chief executive officer may not hold the office of secretary, vice president or treasurer.

(2)	Term of office. The term of each officer is one year or until his or her death, resignation, removal or a successor is appointed and qualified, unless the officer is removed earlier under law or under these bylaws.

(3)	Vacancies. If a vacancy in any office of the board of directors arises, the board, as soon as practicable, will fill the vacancy for the unexpired term.

(4)	Duties. Each officer of the savings bank shall perform the duties assigned to his or her office by the board of directors, by state and federal law, the articles of incorporation, or these bylaws. The chief executive officer will serve on a full-time basis.

6.01	Indemnification. The savings bank shall indemnify any present or former officer, director, employee or agent of the savings bank to the extent permitted under sections 180.0850 to 180.0859 of the Wisconsin statutes.

7.01	Delivery of materials to the savings bank. All materials that these bylaws require to be delivered to the savings bank may be delivered in person or by certified mail. When delivered by certified mail, they are deemed delivered when deposited in the United States mail.

8.01	Stock certificates and their transfer. (1) Transfer of shares. Shares of stock in the savings bank may be transferred on the stock transfer books of the savings bank only by their holder of record or an authorized representative. All certificates tendered for transfer will be cancelled; no new certificate will be issued until the former certificate for like number of shares has been surrendered. However, for a lost, destroyed or mutilated certificate, a replacement may be issued on such terms and indemnity to the savings bank as the board of directors may prescribe. The person in whose name shares appear on the books of the savings bank will be deemed the owner for all purposes.

H-4

(2)	Stock rules. The board of directors may, by resolution, adopt further rules governing the issue, transfer and registration of certificates representing the shares of the savings bank.

9.01	Fiscal year. The fiscal year of the savings bank begins on July 1 and ends on June 30.

10.01	Corporate seal. The corporate seal of the savings bank consists of 2 concentric circles between which the name of the savings bank appears. The words “corporate seal” appear at its center.

11.01	Amendments. (1) By stockholders. The stockholders of the savings bank may amend these bylaws or repeal them and adopt new bylaws by the affirmative vote of a majority of all votes cast at a meeting of stockholders.

(2)	By directors. These bylaws may be amended or may be repealed and new bylaws adopted by the board of directors upon an affirmative vote of at least two-thirds of the directors present at a meeting of directors at which a quorum is present.

(3)	Effective date. No amendment to these bylaws will take effect until it has been filed with and approved by the Department.

H-5

THE EQUITABLE BANK, S.S.B.

Certificate of Secretary

The undersigned hereby certifies that she is the duly elected and acting Secretary of The Equitable Bank, S.S.B. (the “Bank”) and that the attached stock Bylaws of the Bank (the “Bylaws”) are a true and accurate copy of the Bylaws as approved by the Board of Directors of the Bank and as subsequently approved by the members of the Bank in an action taken at a meeting of its members duly called, noticed, and held on __________ ___, 201______ at which meeting a quorum was present and acting throughout. I further certify that the actions taken at such meeting, including adoption of the attached Bylaws, have not been altered, amended, or repealed as of the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this certification and affixed the Seal of the Bank this _____ day of ______________, 201____.

Erin K. Arneson
Secretary

H-6

EXHIBIT I

BANK BRANCH OFFICES

The following sets forth the banking offices of the Bank.

Main Office Location:

2290 North Mayfair Road

Wauwatosa, Wisconsin 53226

Branch Office Locations:

7400 West Oklahoma Avenue

West Allis, Wisconsin 53219

705 East Silver Spring Drive

Whitefish Bay, Wisconsin 53217

5225 South 108th Street

Hales Corners, Wisconsin 53130

701 Trailview Court

Waterford, Wisconsin 53185

N15 W30921 Golf Road

Delafield, Wisconsin 53018

I-1

EXHIBIT J

FORM OF PROPOSED STOCK CERTIFICATE

INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

No.	TEB BANCORP, INC.	Shares
CUSIP: ________________

FULLY PAID AND NON-ASSESSABLE

PAR VALUE $0.01 PER SHARE

THE SHARES REPRESENTED BY THIS

CERTIFICATE ARE SUBJECT TO

RESTRICTIONS, SEE REVERSE SIDE

THIS CERTIFIES that	is the owner of

SHARES OF COMMON STOCK

of

TEB Bancorp, Inc.

a Maryland corporation

The shares evidenced by this certificate are transferable only on the books of TEB Bancorp, Inc. by the holder hereof, in person or by attorney, upon surrender of this certificate properly endorsed. The capital stock evidenced hereby is not an account of an insurable type and is not insured by the Federal Deposit Insurance Corporation or any other Federal or state governmental agency.

IN WITNESS WHEREOF, TEB Bancorp, Inc. has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its seal to be hereunto affixed.

By:		[SEAL]	By:
	ERIN K. ARNESON			JOHN P. MATTER
	CORPORATE SECRETARY			PRESIDENT AND CHIEF EXECUTIVE
OFFICER

J-1

The Board of Directors of TEB Bancorp, Inc. (the “Company”) is authorized by resolution or resolutions, from time to time adopted, to provide for the issuance of more than one class of stock, including preferred stock in series, and to fix and state the voting powers, designations, preferences, limitations and restrictions thereof. The Company will furnish to any stockholder upon request and without charge a full description of each class of stock and any series thereof.

The shares evidenced by this certificate are subject to a limitation contained in the Articles of Incorporation to the effect that in no event shall any record owner (other than TEB MHC) of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the outstanding shares of common stock (the “Limit”) be entitled or permitted to any vote in respect of shares held in excess of the Limit.

The shares represented by this certificate may not be cumulatively voted on any matter. The Articles of Incorporation requires that, with limited exceptions, no amendment, addition, alteration, change or repeal of the Articles of Incorporation shall be made, unless such is first approved by the Board of Directors of the Company and approved by the stockholders by a majority of the total shares entitled to vote, or in certain circumstances approved by the affirmative vote of up to 80% of the shares entitled to vote.

The following abbreviations when used in the inscription on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	- as tenants in common	UNIF GIFT MIN ACT	-__________	Custodian	__________
			(Cust)		(Minor)
TEN ENT	- as tenants by the entireties
Under Uniform Gifts to Minors Act
JT TEN	- as joint tenants with right
of survivorship and not as
	tenants in common		(State)

Additional abbreviations may also be used though not in the above list

For value received, ______________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER

(please print or typewrite name and address including postal zip code of assignee)

Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint  ________________________________________________________________________  Attorney to transfer the said shares on the books of the within named corporation with full power of substitution in the premises.

Dated, ________________

In the presence of	Signature:

NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME OF THE STOCKHOLDER(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.

J-2

EXHIBIT K

FORM OF PROPOSED STOCK ORDER FORM

STOCK ORDER FORM

[Equitable Bank Logo]

For Internal Use Only		
BATCH #________	ORDER #________	CATEGORY #________
REC'D________	O________	C________

SEND OVERNIGHT PACKAGES TO:
Stock Information Center
c/o FIG Partners, LLC
20 N. Wacker Dr., Suite 2035
Chicago, IL 60606
Call us toll-free,
at (866) 806-1790

ORDER DEADLINE & DELIVERY: A Stock Order Form, properly completed and with full payment, must be received (not postmarked) before 3:00 p.m., Central Time, on ________, 2018. Subscription rights will become void after the deadline. Stock Order Forms can be delivered by using the enclosed Stock Order Reply Envelope, by overnight delivery to the Stock Information Center address on this form, or by hand-delivery to The Equitable Bank's office located at 2290 North Mayfair Road, Wauwatosa, WI. Hand delivered stock order forms will only be accepted at this location. You may not deliver this form to our other The Equitable Bank offices. Do not mail Stock Order Forms to The Equitable Bank. Faxes or copies of this form are not required to be accepted.

PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS. READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS (BLUE SHEET) AS YOU COMPLETE THIS FORM.

(1) NUMBER OF SHARES	SUBSCRIPTION PRICE PER SHARE	(2) TOTAL PAYMENT DUE
	X $10.00 =	$ .00

Minimum Number of Shares: 25 ($250). Maximum Number of Shares: 5,000 ($50,000). See Stock Order Form Instructions for more information regarding maximum number of shares.

(3) METHOD OF PAYMENT – CHECK OR MONEY ORDER

Enclosed is a personal check, bank check or money order made payable to **TEB Bancorp, Inc.**, in the amount of: $ .00

Cash, wire transfers and third party checks will not be accepted for this purchase. Checks and money orders will be cashed upon receipt. The Equitable Bank line of credit or HSA check may not be remitted as payment.

(4) METHOD OF PAYMENT – DEPOSIT ACCOUNT WITHDRAWAL

The undersigned authorizes withdrawal from the Equitable Bank deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be in the listed account(s) at the time this form is received. **IRA and other retirement accounts held and health savings accounts at The Equitable Bank and accounts with check-writing privileges may NOT be listed for direct withdrawal below.**

Deposit Account Number	Withdrawal Amount(s)
	$ .00
	$ .00
Total Withdrawal Amount	$ .00

ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(5) PURCHASER INFORMATION

Subscription Offering. Check the one box that applies, as of the earliest eligibility date, to the purchaser(s) listed in Section 9:

a. ☐ Depositors of The Equitable Bank with aggregate balances of at least $50 at the close of business on June 30, 2017.

b. ☐ Depositors of The Equitable Bank with aggregate balances of at least $50 at the close of business on September 5, 2018.

Community Offering. If (a), (b) or above do not apply to the purchaser(s) listed in Section 9, check the *first* box that applies to this order:

d. ☐ You are a resident of Milwaukee, Racine or Waukesha Counties.

e. ☐ You are placing an order in the Community Offering, but (c) above does not apply.

ACCOUNT INFORMATION – SUBSCRIPTION OFFERING

If you checked box (a), (b) or (c) under "Subscription Offering," please provide the following information as of the eligibility date under which purchaser(s) listed in Section 9 below qualify in the Subscription Offering:

Deposit or Loan Account Title (Name(s) on Account)	Account Number

NOTE: NOT LISTING ALL ELIGIBLE ACCOUNTS, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS OF ALL OR PART OF ANY SHARE ALLOCATION. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(6) MANAGEMENT Check if you are a TEB Bancorp, Inc., or The Equitable Bank:

☐ Director ☐ Officer ☐ Employee ☐ Immediate family member, as defined in the Stock Order Form Instructions

(7) MAXIMUM PURCHASER IDENTIFICATION

☐ Check here if you, individually or together with others (see Section 8), are subscribing in the **Subscription Offering** for the maximum purchase allowed and are interested in purchasing more shares if the maximum purchase limitation(s) is/are increased. If you do not check the box, you will not be contacted and resolicited in the event the maximum purchase limitations are increased.

(8) ASSOCIATES/ACTING IN CONCERT

☐ Check here if you, or any associate or persons acting in concert with you, have submitted other orders for shares in the Subscription Offering. If you check the box, list below all other orders submitted by you or your associates or by persons acting in concert with you. ***("Associate" and "Acting in Concert" defined on reverse side of this form)***

Name(s) listed in Section 9 on other Stock Order Forms	Number of shares	Name(s) listed in Section 9 on other Stock Order Forms	Number of shares

(9) STOCK REGISTRATION The name(s) and address that you provide below will be reflected on your ownership statement, and will be used for other communications related to this order. Please PRINT clearly and use full first and last name(s), not initials. If purchasing in the Subscription Offering, you may not add the name(s) of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. See Stock Order Form Instructions for further guidance.

☐ Individual ☐ Tenants in Common ☐ Uniform Transfers to Minors Act *(for reporting SSN, use minor's)*

☐ Joint Tenants ☐ Corporation ☐ Partnership ☐ Trust – Under Agreement Dated________ ☐ Other ________

FOR TRUSTEE/BROKER USE ONLY:

☐ IRA (SSN of Beneficial Owner) ___-___-___

First Name, Middle Initial, Last Name				Reporting SSN/Tax ID No.
First Name, Middle Initial, Last Name				SSN/Tax ID No.
Street				Daytime Phone #
City	State	Zip	County (Important)	Evening Phone #

(10) ACKNOWLEDGMENT AND SIGNATURE(S)

I understand that, to be effective, this form, properly completed, together with full payment, must be received no later than 3:00 p.m., Central Time, on ________, 2018, otherwise this form and all subscription rights will be void. *(continued on reverse side of this form)*

➡ ORDER NOT VALID UNLESS SIGNED ⬅

ONE SIGNATURE REQUIRED, UNLESS SECTION 4 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL. IF SIGNING AS A CUSTODIAN, TRUSTEE, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.

Signature (title, if applicable) Date	Signature (title, if applicable) Date

(over)

K-1

STOCK ORDER FORM – SIDE 2

(8) ASSOCIATES/ACTING IN CONCERT (continued from front of Stock Order Form)

Associate – The term "associate" of a Person generally means:

Acting in concert – The term "acting in concert" generally means:

Our directors are not treated as associates of each other solely because of their membership on the Board of Directors. We have the right to determine, in our sole discretion, whether prospective purchasers are associates or acting in concert. Persons having the same address or exercising subscription rights through qualifying accounts registered to the same address generally will be assumed to be associates of, and acting in concert with, each other.

Please see the Prospectus section entitled "The Reorganization and Offering — Offering of Common Stock — Limitations on Purchase of Shares" for more information on purchase limitations.

(10) ACKNOWLEDGMENT AND SIGNATURE(S) (continued from front of Stock Order Form)

I agree that, after receipt by TEB Bancorp, Inc., this Stock Order Form may not be modified or canceled without TEB Bancorp, Inc.'s consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) **I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares,** and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding]. I acknowledge that my order does not conflict with the overall purchase limitation of $100,000 in all categories of the offering combined, for any person or entity, together with any associate or group of persons acting in concert, as set forth in the Plan of Reorganization and Stock Issuance and the Prospectus dated __________, 2018.

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Subscription rights are only exercisable by completing and submitting a Stock Order Form, with full payment for the shares subscribed for. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another.

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. If anyone asserts that this security is Federally insured or guaranteed, or is as safe as an insured deposit, I should call the Stock Information Center at (866) 806-1790.

I further certify that, before subscribing for shares of the common stock of TEB Bancorp, Inc., I received the Prospectus dated ________, 2018, and I have read the terms and conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment, described by TEB Bancorp, Inc., in the "Risk Factors" section, beginning on page 20. Risks include, but are not limited to the following:

By executing this form, the investor is not waiving any rights under federal or state securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934.

See Front of Stock Order Form ➡

K-2

TEB BANCORP, INC.
STOCK INFORMATION CENTER: 1-866-806-1790
STOCK ORDER FORM INSTRUCTIONS – SIDE 1

Sections (1) and (2) – Number of Shares and Total Payment Due. Indicate the Number of Shares that you wish to subscribe for and the Total Payment Due. Calculate the Total Payment Due by multiplying the Number of Shares by the $10.00 price per share. The minimum purchase is 25 shares ($250). The maximum allowable purchase by a person or group of persons exercising subscription rights through a single deposit account held jointly is 5,000 shares ($50,000). Further, no person or entity, together with any associate or group of persons acting in concert, may purchase more than 10,000 shares ($100,000) in all categories of the offering combined. Please see the Prospectus section entitled "The Reorganization and Offering – Offering of Common Stock – Limitations on Purchase of Shares" for more specific information. By signing this form, you are certifying that your order does not conflict with these purchase limitations.

Section (3) – Method of Payment – Check or Money Order. Payment may be made by including with this form a personal check, bank check or money order made payable directly to TEB Bancorp, Inc. These will be deposited upon receipt. The funds remitted by personal check must be available within the account(s) when your Stock Order Form is received. Indicate the amount remitted. Interest will be calculated at __% per annum from the date payment is processed until the offering is completed or terminated, at which time a subscriber will be issued a check for interest earned. Please do not remit cash, wire transfers or third party checks for this purchase.

Section (4) – Method of Payment – Deposit Account Withdrawal. Payment may be made by authorizing a direct withdrawal from your Equitable Bank deposit account(s). Indicate the account number(s) and the amount(s) you wish withdrawn. Attach a separate page, if necessary. Funds designated for withdrawal must be available within the account(s) at the time this Stock Order Form is received. Upon receipt of this order, we will place a hold on the amount(s) designated by you – the funds will be unavailable to you for withdrawal thereafter. The funds will continue to earn interest within the account(s) at the contract rate. The interest will remain in the accounts when the designated withdrawal is made, at the completion or termination of the offering. There will be no early withdrawal penalty for withdrawal from an Equitable Bank certificate of deposit (CD) account. Note that you may NOT designate accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Additionally, you may not designate direct withdrawal from a Equitable Bank IRA or other retirement accounts or health savings account. **For guidance on using retirement funds, whether held at The Equitable Bank or elsewhere, please contact the Stock Information Center as soon as possible – preferably at least two weeks before the ___________, 2018 offering deadline.** See the Prospectus section entitled "The Reorganization and Offering – Procedure for Purchasing Shares – Using Retirement Account Funds." Your ability to use retirement account funds to purchase shares cannot be guaranteed and depends on various factors, including timing constraints and the institution where those funds are currently held.

Section (5) – Purchaser Information. Please check the one box that applies to the purchaser(s) listed in Section 9 of this form. Purchase priorities in the Subscription Offering are based on eligibility dates. Boxes (a), (b) and (c) refer to the Subscription Offering. If you checked box (a) or (b), list all The Equitable Bank deposit account numbers that the purchaser(s) had ownership in as of the applicable eligibility date. If you checked box (c), list all The Equitable Bank deposit as of ______. Include all forms of account ownership (e.g. individual, joint, IRA, etc.). If purchasing shares for a minor, list only the minor's eligible accounts. If purchasing shares for a corporation or partnership, list only that entity's eligible accounts. Attach a separate page, if necessary. **Failure to complete this section, or providing incorrect or incomplete information, could result in a loss of part or all of your share allocation in the event of an oversubscription.** Boxes (d) and (e) refer to the **Community Offering.** Orders placed in the Subscription Offering will take priority over orders placed in the Community Offering. See the Prospectus section entitled "The Reorganization and Offering" for further details about the Subscription and Community Offerings.

Section (6) – Management. Check the box if you are a TEB Bancorp, Inc., or The Equitable Bank director, officer or employee, or a member of their immediate family. Immediate family includes spouse, parents, siblings and children who live in the same house as the director, officer or employee.

Section (7) – Maximum Purchaser Identification. Check the box, if applicable. Failure to check the box will result in you not receiving notification in the event the maximum purchase limit(s) is/are increased. If you checked the box but have not subscribed for the maximum amount in the Subscription Offering, you will not receive this notification.

Section (8) – Associates/Acting in Concert. Check the box, if applicable, and provide the requested information. Attach a separate page if necessary.

Section (9) – Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to your order, including a stock ownership statement. Each Stock Order Form will generate one stock ownership statement, subject to the stock allocation provisions described in the Prospectus. **IMPORTANT: Subscription rights are non-transferable.** If placing an order in the Subscription Offering, you may not add the names of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. A Social Security or Tax ID Number must be provided. The first number listed will be identified with the stock certificate for tax reporting purposes. Listing at least one phone number is important in the event we need to contact you about this form. **NOTE FOR FINRA MEMBERS (Formerly NASD):** If you are a member of the Financial Industry Regulatory Authority ("FINRA"), formerly the National Association of Securities Dealers ("NASD"), or a person affiliated or associated with a FINRA member, you may have additional reporting requirements. Please report this subscription in writing to the applicable department of the FINRA member firm within one day of payment thereof.

(over)

K-3

TEB BANCORP, INC.
STOCK INFORMATION CENTER: 1-866-806-1790
STOCK ORDER FORM INSTRUCTIONS – SIDE 2

Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock ownership statements. Beneficiaries may not be named on stock registrations. If you have any questions on wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials – use the full first name, middle initial and last name. Omit words that do not affect ownership such as "Dr." or "Mrs." Check the one box that applies.

Buying Stock Individually – Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the individual named in Section 9 of the Stock Order Form must have had an eligible deposit account at The Equitable Bank as of the close of business on June 30, 2017, September 5, 2018 or ________.

Buying Stock Jointly – To qualify in the Subscription Offering, the persons named in Section 9 of the Stock Order Form must have had an eligible deposit account at Equitable Bank as of the close of business on June 30, 2017, September 5, 2018 or ________.

Joint Tenants – Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the sale of shares.

Tenants in Common – May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the sale of shares.

Buying Stock for a Minor – Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 9 of the Stock Order Form must have had an eligible deposit account at The Equitable Bank as of the close of business on June 30, 2017, September 5, 2018 or ________.

The standard abbreviation for custodian is "CUST." The Uniform Transfer to Minors Act is "UTMA." Include the state abbreviation. For example, stock held by John Smith as custodian for Susan Smith under the WI Uniform Transfer to Minors Act, should be registered as John Smith CUST Susan Smith UTMA-WI (list only the minor's social security number).

Buying Stock for a Corporation/Partnership – On the first name line indicate the name of the corporation or partnership and indicate the entity's Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership named in Section 9 of the Stock Order Form must have had an eligible deposit account at Equitable Bank as of the close of business on June 30, 2017, September 5, 2018 or ________.

Buying Stock in a Trust/Fiduciary Capacity – Indicate the name of the fiduciary and the capacity under which the fiduciary is acting (for example, "Executor"), or name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity named in Section 9 of the Stock Order Form must have had an eligible deposit account at First Federal Bank of Wisconsin as of the close of business on June 30, 2017, September 5, 2018 or ________.

Buying Stock in a Self-Directed IRA (for trustee/broker use only) – Registration should reflect the custodian or trustee firm's registration requirements. For example, on the first name line, indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, "FBO John SMITH IRA"). You can indicate an account number or other underlying information and the custodian or trustee firm's address and department to which all correspondence should be mailed related to this order, including a stock ownership statement. Indicate the TAX ID Number under which the IRA account should be reported for tax purposes. To qualify in the Subscription Offering, the beneficial owner named in Section 9 of this form must have had an eligible deposit account at The Equitable Bank as of the close of business on June 30, 2017, September 5, 2018 or ________.

Section (10) – Acknowledgment and Signature(s). Sign and date the Stock Order Form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly and completed all applicable shaded areas on the Stock Order Form. Only one signature is required, unless any account listed in Section 4 requires more than one signature to authorize a withdrawal.

Please review the Prospectus carefully before making an investment decision. Deliver your completed Stock Order Form, with full payment or deposit account withdrawal authorization, so that it is *received* (not postmarked) before 3:00 p.m., Central Time, on ____________, 2018. Stock Order Forms can be delivered by using the enclosed postage paid Stock Order Reply Envelope, by overnight delivery to the Stock Information Center address on the front of the Stock Order Form, or by hand-delivery to The Equitable Bank's office located at 2290 North Mayfair Road, Wauwatosa, WI. Hand delivered stock order forms will only be accepted at this location. You may not deliver this form to our other The Equitable Bank offices. Please do not mail Stock Order Forms to The Equitable Bank. We are not required to accept Stock Order Forms that are found to be deficient or incorrect, or that do not include proper payment or the required signature. Faxes or copies of this form are not required to be accepted.

OVERNIGHT DELIVERY can be made to the Stock Information Center address provided on the front of the Stock Order Form.

QUESTIONS? Call our Stock Information Center, at 1-866-806-1790, from 10:00 a.m. to 4:00 p.m., Central Time, Monday through Friday. The Stock Information Center is not open on bank holidays.

K-4

EXHIBIT L

ESTIMATE OF EXPENSES

An estimate of the Reorganization-related expenses is as follows:

Legal Fees and Expenses	$475,000
Accounting Fees and Expenses, Including Tax Opinion Fees	990,000
Marketing Agent Fees and Expenses	3365,000
Data Conversion Fees and Expense	445,000
Appraisal Fees and Expenses	336,200
Printing, Postage, Mailing and EDGAR Fees	889,500
Filing Fees (Blue Sky, FINRA, SEC)	29,300
Transfer Agent Fees and Expenses	15,000
Business Plan Fees and Expenses	54,500
Other	75,500
Total	$1,275,000

L-1